March 31, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of First Northern Community Bancorp (the “Company”) on Thursday, April 27, 2006, at 7:30 p.m. The meeting will be held at First Northern Bank’s Operations Center located at 210 Stratford Avenue in Dixon, California. A reception will follow the meeting.

At the meeting, Shareholders will be asked to elect as directors the nine individuals nominated by the Board of Directors, to ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, to approve the First Northern Community Bancorp 2006 Stock Incentive Plan (which will replace the current Outside Directors 2000 Nonstatutory Stock Option Plan and the 2000 Stock Option Plan, each of which are scheduled to terminate in February 2007), to approve the amended First Northern Community Bancorp Employee Stock Purchase Plan (which is currently scheduled to terminate in February 2007), and to approve such other matters as may properly come before the Annual Meeting or any adjournment thereof. The following Proxy Statement provides detailed information about the nominees for director, the independent registered public accounting firm and other matters regarding the Annual Meeting. Included with this Proxy Statement is the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The Board of Directors recommends that you vote “FOR” the election of the directors nominated, “FOR” ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, “FOR” the proposal to approve the First Northern Community Bancorp 2006 Stock Incentive Plan and “FOR” the proposal to approve the amended First Northern Community Bancorp Employee Stock Purchase Plan.

It is very important that as many shares as possible be represented at the meeting. Whether or not you plan to attend the Annual Meeting, we respectfully ask that you sign and return the enclosed Proxy in the postage-paid envelope as soon as possible. So that we may provide adequate seating and refreshments, please be sure to indicate whether or not you plan to attend by completing the bottom portion of the Proxy form.

We look forward to seeing you at the meeting on April 27th.

Sincerely,

Owen J. Onsum
President and Chief Executive Officer

Enclosures

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 27, 2006

To the Shareholders of First Northern Community Bancorp:

The Annual Meeting of Shareholders of First Northern Community Bancorp will be held at the First Northern Bank Operations Center, 210 Stratford Avenue, Dixon, California 95620, on Thursday, April 27, 2006 at 7:30 p.m. to:

1.	Elect the following nine (9) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified:

Lori J. Aldrete	Gregory DuPratt	Foy S. McNaughton
Frank J. Andrews, Jr.	John F. Hamel	Owen J. Onsum
John M. Carbahal	Diane P. Hamlyn	David W. Schulze

2.
Ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP to act as the independent registered public accounting firm of First Northern Community Bancorp for the year ending December 31, 2006.

3.
Approve the First Northern Community Bancorp 2006 Stock Incentive Plan (which will replace the current Outside Directors 2000 Nonstatutory Stock Option Plan and the 2000 Stock Option Plan, each of which are scheduled to terminate in February 2007).

4.	Approve the amended First Northern Community Bancorp Employee Stock Purchase Plan.

5.	Act upon such other matters as may properly come before such meeting or any adjournment or postponement thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Shareholders of record at the close of business on February 28, 2006, are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

You are strongly encouraged to attend the Annual Meeting and also to complete, sign, date and return as promptly as possible, the proxy submitted herewith in the return envelope provided for your use whether or not you plan to attend the meeting in person. The giving of such proxy will not affect your right to revoke such proxy or to vote in person, should you later decide to attend the Annual Meeting.

BY ORDER OF THE
BOARD OF DIRECTORS

Frank J. Andrews, Jr.	Owen J. Onsum
Chairman of the Board	President and Chief Executive Officer

Dated: March 31, 2006

YOUR VOTE IS IMPORTANT YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

Table of Contents

Annual Meeting of Shareholders	1
Proposal 1—Nomination and Election of Directors	4
Committees of the Board of Directors of FNCBancorp and the Bank	6
Compensation Committee Interlocks and Insider Participation	7
Report of Audit Committee	7
Report of the Compensation Committee of the Board of Directors on Executive Compensation	9
Board of Directors Meetings	11
Compensation of Directors	11
Executive Compensation	13
Agreements Between The Bank and Executive Officers	16
Security Ownership of Certain Beneficial Owners and Management	23
Section 16(A) Beneficial Ownership Reporting Compliance	25
Stock Performance Graph	26
Proposal 2—Ratification of the Company’s Independent Registered Public Accounting Firm	27
Proposal 3—Approval of the First Northern Community Bancorp 2006 Stock Incentive Plan	28
Proposal 4—Approval of the amended First Northern Community Bancorp Employee Stock Purchase Plan	31
Information Available to Shareholders	34
Shareholders Proposals	34
Other Matters	35
Appendix A—First Northern Community Bancorp 2006 Stock Incentive Plan
Appendix B—First Northern Community Bancorp Employee Stock Purchase Plan, as Amended
Operations Center Map

FIRST NORTHERN COMMUNITY BANCORP
195 North First Street, Dixon, California 95620

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This proxy statement (“Proxy Statement”) is furnished to the shareholders of First Northern Community Bancorp (“FNCBancorp” or the “Company”) in connection with the solicitation of proxies (each a “Proxy” and collectively, the “Proxies”) to be used in voting at the Annual Meeting of Shareholders of FNCBancorp to be held on April 27, 2006, at First Northern Bank’s Operations Center located at 210 Stratford Avenue, Dixon, California at 7:30 p.m., and at any adjournment or postponement thereof (the “Meeting” or “Annual Meeting”). The solicitation of the Proxy accompanying this Proxy Statement is made by the Board of Directors of the Company, and the costs of such solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies, will be borne by the Company. It is contemplated that Proxies will be solicited through the mail, but officers and staff of the Company may solicit Proxies personally. FNCBancorp may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will be borne by FNCBancorp and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy solicitation firm engaged by FNCBancorp.

It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on or about March 30, 2006.

A Proxy for the Annual Meeting is enclosed. Any shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is voted by filing with the Corporate Secretary of FNCBancorp an instrument revoking it or a duly executed Proxy bearing a later date. In addition, a Proxy will be revoked if the person executing the Proxy is present at the Annual Meeting and advises the Chairman of his or her election to vote in person.

The Proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Annual Meeting, including approval of minutes of the prior Annual Meeting which will not constitute ratification of the actions taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Annual Meeting; and election of any person to any office for which a bona fide nominee is named herein, if such nominee is unable or unwilling to serve.

UNLESS REVOKED, ALL SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED IN TIME FOR THE MEETING WILL BE VOTED AS SPECIFIED IN SUCH PROXY OR, IF NOT SPECIFIED, THEN IN FAVOR OF ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MOSS ADAMS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2006, IN FAVOR OF THE PROPOSAL TO APPROVE THE FIRST NORTHERN COMMUNITY BANCORP 2006 STOCK INCENTIVE PLAN AND IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDED FIRST NORTHERN COMMUNITY BANCORP EMPLOYEE STOCK PURCHASE PLAN AND IN THE DISCRETION OF THE PROXYHOLDERS WITH RESPECT TO ALL OTHER PROPOSALS PROPERLY BROUGHT BEFORE THE MEETING.

Voting Rights and Vote Required

Only shareholders of record at the close of business on February 28, 2006 (the “Record Date”), will be entitled to vote in person at the Annual Meeting or by proxy. On the Record Date, there were 7,599,965 shares of common stock of the Company issued and outstanding and entitled to vote.

Shareholders of common stock of FNCBancorp are entitled to one vote for each share held, except that in the election of Directors, under California law and the bylaws of FNCBancorp, each shareholder may be eligible to exercise cumulative voting rights and may be entitled to as many votes as shall equal the number of shares of common stock of FNCBancorp held by such shareholder multiplied by the number of directors to be elected, and such shareholder may cast all of such votes for a single nominee or may distribute them among two or more nominees. No shareholder, however, shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of common stock held by such shareholder multiplied by the number of directors to be elected) unless the name(s) of the candidate(s) has (have) been placed in nomination prior to voting in accordance with Article III, Section 23 of FNCBancorp’s bylaws (which requires that nominations made other than by the Board of Directors be made at least 30 and not more than 60 days prior to any meeting of shareholders) and a shareholder has given notice to FNCBancorp of an intention to cumulate votes prior to the voting in accordance with Article II, Section 13 of FNCBancorp’s bylaws. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination, in which event votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated, in the discretion of the Proxyholders, in accordance with the recommendation of the Board of Directors. Discretionary authority to cumulate votes in such event is, therefore, solicited in this Proxy Statement.

The vote required to approve each proposal is as follows:

•	In the election of directors, the nine nominees receiving the highest number of votes will be elected.

•
Ratification of the appointment by the Audit Committee of the Board of Directors of the independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and voting at the Meeting.

•	Approval of the 2006 Stock Incentive Plan will require the affirmative vote of a majority of the outstanding shares entitled to vote at the Meeting.

•	Approval of the amended First Northern Community Bancorp Employee Stock Purchase Plan will require the affirmative vote of a majority of the outstanding shares entitled to vote at the Meeting.

Abstentions and broker “non-votes” (shares as to which brokerage firms have not received timely voting instructions from their clients and therefore do not have the authority to vote at the Meeting) will not count as votes in favor of the election of directors or any of the other proposals.

Voting of Proxies--Quorum

The shares of common stock of FNCBancorp represented by all properly executed Proxies received in time for the Meeting will be voted in accordance with the Shareholders’ choices specified therein; provided, however, that where no choices have been specified, the shares will be voted “FOR” the election of the nine nominees for director recommended by the Board of Directors, “FOR” the ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the independent registered public accounting firm for the year ending December 31, 2006, “FOR” the proposal to approve the First Northern Community Bancorp 2006 Stock Incentive Plan and “FOR” the proposal to approve the amended First Northern Community Bancorp Employee Stock Purchase Plan, and at the Proxyholder’s discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting). A majority of the shares entitled to vote, represented either in person or by a properly executed Proxy, will constitute a quorum at the Meeting.

Brokers that have sent proxy soliciting materials to a beneficial owner but have not received voting instructions from the beneficial owner may nevertheless vote on routine matters, including the election of directors and the ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as independent registered public accounting firm, but may not vote on the proposal to approve the First Northern Community Bancorp 2006 Stock Incentive Plan or the proposal to approve the amended First Northern Community Bancorp Employee Stock Purchase Plan. Abstentions and broker “non-votes” are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item or such item is not routine and has not received instructions from the beneficial owner. Abstentions will be included in tabulations of the votes cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker “non-votes” will not be counted for purposes of determining the number of votes cast for a proposal, but will have the effect of a negative vote with respect to the proposal to approve the First Northern Community Bancorp 2006 Stock Incentive Plan and the proposal to approve the amended First Northern Community Bancorp Employee Stock Purchase Plan.

Revocability of Proxy

A Shareholder using the enclosed Proxy may revoke the authority conferred by the Proxy at any time before it is exercised by delivering written notice of revocation to the Secretary of the Company or a duly executed Proxy bearing a later date, or by appearing and voting by ballot in person at the Meeting. In the event that signed Proxies are returned without voting instructions, shares represented by such Proxies will be voted “FOR” the election of the directors nominated, “FOR” ratification of the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, “FOR” the proposal to approve the First Northern Community Bancorp 2006 Stock Incentive Plan and “FOR” the proposal to approve the amended First Northern Community Bancorp Employee Stock Purchase Plan, and at the Proxyholder’s discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting).

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

FNCBancorp is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and is incorporated in the State of California. FNCBancorp’s principal subsidiary is First Northern Bank of Dixon (the “Bank”), a California state chartered bank organized under the laws of the State of California.

At the Annual Meeting it will be proposed to elect nine directors of FNCBancorp, each to hold office until the next annual meeting and until their successors shall be elected and qualified. It is the intention of the Proxyholders named in the enclosed Proxy to vote such Proxies (except those containing contrary instructions) for the nine nominees named below.

Pursuant to Article III, Section 23 of the bylaws of FNCBancorp, director nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of FNCBancorp not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors. The provision also requires that the notice contain detailed information necessary to determine if the nominee is qualified under Article III, Section 22 of the bylaws. Nominations not made in accordance with the procedures set forth in Article III, Section 23 of FNCBancorp’s bylaws may, in the discretion of the Chairman of the Meeting, be disregarded, and, upon his instruction, the inspector(s) of election shall disregard all votes cast for such nominee(s). A copy of Sections 22 and 23 of Article III of FNCBancorp’s bylaws may be obtained by sending a written request to: Ms. Lynn Campbell, Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.

The Board of Directors does not anticipate that any of the nominees will be unable to serve as a director of FNCBancorp, but if that should occur before the Meeting, the Proxyholders, in their discretion, upon the recommendation of FNCBancorp’s Board of Directors, reserve the right to substitute as nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve. The Proxyholders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the Proxyholders may determine in their discretion, based upon the recommendation of the Board of Directors.

NOMINEES

The following table sets forth each of the nominees for election as a director, their age, their position with FNCBancorp, and the period during which they have served as a director of FNCBancorp and the Bank.

Name	Age	Position with FNCBancorp	Director of Bank Since	Director of FNCBancorp Since
Lori J. Aldrete	59	Director	1995	2000
Frank J. Andrews, Jr.	57	Chairman of the Board	1993	2000
John M. Carbahal	51	Director	1996	2000
Gregory DuPratt	52	Director	1996	2000
John F. Hamel	65	Director	1975	2000
Diane P. Hamlyn	62	Director	1985	2000
Foy S. McNaughton	55	Director	2000	2000
Owen J. Onsum	61	President, CEO and Director	1996	2000
David W. Schulze	61	Director	1978	2000

Lori J. Aldrete is a principal of ACS Quantum Strategies, LLC (“ACS”), a public affairs, marketing and communications firm established in July 2001. ACS is headquartered in Sacramento, California. Ms. Aldrete was Vice President/Corporate Communications for Catholic Healthcare West from January 2000 to June 2001. Prior to that time, Ms. Aldrete was Senior Vice President of the California Association of Hospital and Health Systems from 1989 to 2000. Ms. Aldrete has worked in the communications field for more than 30 years and in marketing and public relations since 1986. She has been a resident of Davis since 1979. Ms. Aldrete is the Chairman of the Bank’s Marketing Committee and a member of the Audit and Management Committees.

Frank J. Andrews, Jr. is President of Andrews, Lando & Associates, a real estate development firm established in 1990, and Manager of Gainsbourgh-Classics LLC since January 1999. Prior to that time, Mr. Andrews was President of Andrews Management Services for three years and Vice President of Amos & Andrews, Inc., for fifteen years. Andrews Management Services and Amos & Andrews, Inc. are also real estate development companies. Mr. Andrews is a member of the Bank’s Loan Committee, and is Chairman of the Management Committee.

John M. Carbahal is a Certified Public Accountant and since 1984 has been a principal and shareholder of Carbahal & Company, Inc., an Accountancy Corporation. Mr. Carbahal is the Chairman of the Bank’s Audit Committee and a member of the Asset Management and Trust, and Management Committees.

Gregory DuPratt has been Vice President/General Manager of Ron DuPratt Ford, an automobile dealership and family business located in Dixon since 1997. Mr. DuPratt is member of the Bank’s Audit, Compensation, Information Services, Loan, Marketing, and Profit Sharing Committees.

John F. Hamel served as the President and Chief Executive Officer of First Northern Bank of Dixon from 1975 to 1996. Mr. Hamel is presently managing family agricultural properties. Mr. Hamel is the Chairman of the Bank’s Loan Committee, and a member of the Bank’s Asset Management and Trust, Director Selection, and Profit Sharing Committees.

Diane P. Hamlyn is the President and Founder of Davisville Travel, a full service travel agency. Davisville Travel was established in 1977. Ms. Hamlyn is a member of the Bank’s Director Selection, Management, Compensation, and Loan Committees.

Foy S. McNaughton is the President and Chief Executive Officer of McNaughton Newspapers—Davis Enterprise, Daily Republic, Mountain Democrat (Placerville), Winters Express and Life Newspapers (El Dorado Hills, Folsom, and Cameron Park), a position he has held since 1985. He has served as the Publisher of the Fairfield Daily Republic since 1995. Mr. McNaughton has been a resident of Davis since 1973. Mr. McNaughton is a member of the Bank’s Audit, Compensation, Director Selection, and Marketing Committees.

Owen J. Onsum has been President and Chief Executive Officer of First Northern Bank of Dixon since January 1, 1997. He served as Executive Vice President of First Northern Bank of Dixon from 1982 to 1996. Mr. Onsum has worked for First Northern Bank of Dixon since 1972 and has lived in Dixon since 1971. Mr. Onsum is a member of the Bank’s Director Selection, Loan, Management, Marketing, Asset Management and Trust, and Profit Sharing Committees.

David W. Schulze has been the owner/operator of a family farming operation since 1967. Prior to assuming that position, Mr. Schulze was involved in property management and apartment ownership. Mr. Schulze is the Chairman of the Bank’s Compensation and Asset Management and Trust Committees, and is a member of the Bank’s Director Selection, Information Services, Loan, and Management Committees.

None of the directors of FNCBancorp were selected pursuant to arrangements or understandings other than with the directors and shareholders of FNCBancorp acting within their capacity as such. There are no family relationships between any of the directors, and none of the directors serve as a director of any company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

COMMITTEES OF THE BOARD OF DIRECTORS OF FNCBANCORP AND THE BANK

FNCBancorp does not have Audit, Nominating or Compensation Committees or committees performing similar functions. However, the Board of Directors of the Bank has several standing committees, as discussed below, including Audit, Compensation, and Director Selection Committees which perform the functions of such committees for FNCBancorp. The directors of FNCBancorp are also directors of the Bank. As such, the Bank committees supervise and review the activities of the Bank, which constitute substantially all of the assets of FNCBancorp on a consolidated basis. Information regarding the committees of the Bank, and the members thereof, follows.

The Bank has a standing Audit Committee composed of Lori J. Aldrete, John M. Carbahal—Committee Chairman, Gregory DuPratt, and Foy S. McNaughton. The Audit Committee reviews and oversees the internal audit results for the Bank. The Audit Committee of the Bank held seven meetings during 2005.

The Bank has a standing Management Committee composed of Lori J. Aldrete, Frank J. Andrews Jr—Committee Chairman, John M. Carbahal, Diane P. Hamlyn, Owen J. Onsum, and David W. Schulze. The Management Committee held two meetings during 2005 for the purpose of considering the Bank’s strategic and personnel issues and reviewing the annual budget.

The Bank has a standing Loan Committee composed of Frank J. Andrews, Jr., Gregory DuPratt, John F. Hamel—Committee Chairman, Diane P. Hamlyn, Owen J. Onsum and David W. Schulze. The Loan Committee held 12 meetings during 2005 for the purpose of approving loans and loan policy.

The Bank has a standing Profit Sharing Committee composed of Gregory DuPratt, John F. Hamel and Owen J. Onsum. The Profit Sharing Committee held two meetings during 2005 for the purpose of considering plan administration and investments.

The Bank has a standing Marketing Committee composed of Lori J. Aldrete—Committee Chairman, Gregory DuPratt, Foy S. McNaughton, and Owen J. Onsum. The Marketing Committee held one meeting during 2005 for the purpose of considering the Bank’s marketing plan.

The Bank has a standing Compensation Committee composed of Gregory DuPratt, Diane P. Hamlyn, Foy S. McNaughton and David W. Schulze—Committee Chairman. The Compensation Committee held three meetings during 2005 for the purpose of reviewing and recommending to the Bank’s Board of Directors the Bank’s compensation objectives and policies and administering FNCBancorp’s stock plans.

The Bank has a standing Information Services Committee composed of Gregory DuPratt and David W. Schulze. The Information Services Committee held three meetings during 2005 for the purpose of reviewing the Bank’s data processing needs.

The Bank has a standing Asset Management and Trust Committee composed of John M. Carbahal, John F. Hamel, Owen J. Onsum and David W. Schulze—Committee Chairman. The Asset Management and Trust Committee held four meetings during 2005 for the purpose of reviewing the general status of the Bank’s Asset Management and Trust Department.

The Bank has a standing Director Selection Committee composed of John F. Hamel, Diane P. Hamlyn, Foy S. McNaughton, Owen J. Onsum, and David W. Schulze. The Director Selection Committee held two meetings during 2005. The purpose of the committee is to review and nominate potential candidates for directors of the Bank and FNCBancorp as needed. This committee fulfills the responsibilities of a director nominating committee for the Company.

The Director Selection Committee will consider candidates for directors of the Bank and FNCBancorp nominated by the Company’s shareholders, directors, officers and from other sources. In evaluating candidates, the Director Selection Committee considers the attributes of the candidate (including skills, experience, diversity, age and legal and regulatory requirements) and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation. The Director Selection Committee will consider candidates nominated by the shareholders of the Company if the nomination is made in writing in accordance with the procedures for nominating directors of FNCBancorp, as described above in this Proxy Statement. These nomination procedures are designed to give the Director Selection Committee advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the nomination procedures are not followed. The Director Selection Committee does not have a charter. The Director Selection Committee of the Bank consists of four “independent directors”, as defined in Rule 4200(a)(15) of the NASD’s listing standards. Owen J. Onsum is not an independent director.

The Bank has several other committees that meet on an as needed basis.

If you wish to communicate with the Board of Directors you may send correspondence to the Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620. The Corporate Secretary will submit your correspondence to the Board of Directors or the appropriate committee, as applicable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors of the Bank consists of Messrs. DuPratt, McNaughton and Schulze and Ms. Hamlyn, none of whom is or has been an officer or employee of the Bank or FNCBancorp. During 2005, members of the Compensation Committee had loans or other extensions of credit outstanding from the Bank. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act of 2002 and did not involve more than the normal risk of collectibility or present other unfavorable features.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees relevant accounting, risk assessment, risk management and regulatory matters. It meets with the Bank’s and the Company’s internal auditors and its independent registered public accounting firm to review the scope of their work as well as to review quarterly and annual financial statements and regulatory and public disclosures with the officers in charge of financial reporting, control and disclosure functions. After reviewing the independent registered public accounting firm’s qualifications, partner rotation and independence, the Audit Committee appoints the independent registered public accounting firm subject to shareholder ratification, if required or sought. In addition, the Audit Committee reviews reports of examination conducted by regulatory agencies and follows up with management concerning any recommendations and required corrective action, or to assess the Company’s internal control over financial reporting.

The Audit Committee reports regularly to the Boards of Directors of the Bank and the Company and has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate and necessary to perform its duties.

In performing its functions, as outlined in the Audit Committee Charter approved annually by the Bank’s Board of Directors, the Audit Committee of the Bank acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the Company’s independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

In connection with the December 31, 2005 financial statements of FNCBancorp, the Audit Committee of the Bank: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the Company’s independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61, as may be modified or supplemented; and (3) received the written disclosures and the letter from the Company’s independent registered accounting firm required by Independence Standards Board Standard No. 1, as may be modified or supplemented and has discussed with the Company’s independent registered public accounting firm such firm’s independence. Based upon these reviews and discussions, the Audit Committee of the Bank recommended to the Board of Directors that the audited financial statements of FNCBancorp be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2005.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, this report of the Audit Committee of the Bank shall not be deemed to be incorporated by reference into any such filings except to the extent that it is specifically incorporated by reference therein.

The Audit Committee of the Bank consists of four “independent directors”, as defined in Rule 4200(a)(15) of the NASD’s listing standards: Chairman John M. Carbahal, Lori J. Aldrete, Gregory DuPratt and Foy S. McNaughton. The Board of Directors has determined that Mr. Carbahal is an independent director (as defined in Item 7(d)(e3)(iv) of Schedule 14A) who is considered a financial expert (as defined in Section 401(h) of Regulation S-K).

Respectfully submitted,
John M. Carbahal
Lori J. Aldrete
Gregory DuPratt
Foy S. McNaughton

Audit and Non-Audit Fees

Audit Fees

The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s financial statements for fiscal years 2004 and 2005 and the reviews of the financial statement included in the Company’s Forms 10-Q during such periods were $325,730 and $385,000, respectively.

Audit-Related Fees

The aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s quarterly and annual financial statements, including audits of financial statements of certain employee benefit plans, review of registration statements, and permitted internal audit outsourcing, for fiscal years 2004 and 2005 were $11,000 and $13,650, respectively.

Tax Fees

The aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning for fiscal years 2004 and 2005 were $33,150 and $26,238 respectively.

All Other Fees

The aggregate fees billed for all other fees for fiscal years 2004 and 2005 were $0.

The Audit Committee of the Bank considered whether the provision of the services other than the audit services is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. The Audit Committee approved 100% of the non-audit services performed by KPMG LLP in 2005.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided by its independent registered public accounting firm.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF

THE BANK ON EXECUTIVE COMPENSATION

Role of the Compensation Committee

The Compensation Committee of the Bank’s Board of Directors (a) reviews and recommends compensation objectives and policies to the Bank’s Board of Directors, (b) administers FNCBancorp’s stock plans, and (c) reviews and recommends the actual compensation of the Bank’s Chief Executive Officer. The Compensation Committee is assisted by the Bank’s human resources personnel and by a compensation consulting firm whose statistical analyses and other compensation information permit the Committee to compare the Bank’s compensation policies with compensation levels and perquisites of other banking companies of similar size in California.

Compensation Philosophy:

The Bank seeks to design compensation programs that are fair and competitive and that attract, motivate, and retain exceptional employees throughout the Bank, while maintaining a strong relationship between the overall performance of the Bank and the level of compensation. Furthermore, the Bank believes that compensation programs, especially those for top executives, should be designed in a manner that aligns employee interests with those of the Company’s shareholders. The executive compensation programs have the following objectives:

•	Base salaries will be targeted at the 50th percentile of base salaries of the Bank’s selected peer group.

•
Incentive compensation will be targeted between the 50th and 75th percentiles of incentive compensation of the Bank’s selected peer group and payment of such incentive compensation will be based on individual, unit, or total Bank performance. At least 50% of an executive’s incentive compensation will be based on overall Bank results.

•	Stock options will be granted under the incentive stock option plan by the Committee when appropriate to advance the Bank’s compensation objectives.

Compensation Components

Base Salary

The Chief Executive Officer’s salary is reviewed annually by the Compensation Committee with reference to several surveys of salaries paid to executives with similar responsibilities at comparable banking companies. The banking companies against which the Bank compares its compensation are not necessarily those included in the indices used to compare the shareholder return in the Stock Performance Chart appearing elsewhere in this Proxy Statement. Moreover, the banking companies selected by the Compensation Committee for the compensation comparison can vary from year to year based upon market conditions and changes in both the Bank’s and the compared banking companies’ businesses over time. The Bank believes that base salaries targeted at the 50th percentile of the selected peer group levels are adequate to attract and retain qualified executives necessary for the successful conduct and growth of the Bank’s businesses.

Annual Incentive compensation

The Compensation Committee annually reviews and recommends an Incentive Compensation Plan for the employees of the Bank. The Bank’s Incentive Compensation Plan seeks to motivate executives to work effectively to achieve the Bank’s financial performance objectives and to reward executives when objectives are met. The Bank’s Incentive Compensation Plan acknowledges Bank-wide, individual and unit performance, with targeted incentive compensation levels between the 50th and 75th percentile of the selected peer group levels. At least 50% of the executive’s incentive compensation is tied directly to overall Bank results. Under the Bank’s Incentive Compensation Plan all employees, including the Chief Executive Officer and all other executive officers, are eligible to receive annual cash incentive compensation at the end of each year, if performance targets, set annually by the Management Committee at the beginning of each year, are achieved. All of the Chief Executive Officer’s incentive compensation is tied directly to overall Bank results using return on assets and return on equity performance targets. The overall incentive compensation pool is created based on the maximum percentages of each employee’s base salary that can be earned as incentive compensation. Each employee is eligible to receive a payout based on the achievement of certain Company performance targets established by the Management Committee for each year.

Each employee’s incentive payout calculation is adjusted based on performance. For every 2% variance from targeted performance, the incentive payout changes by 5%. In 2005, the Bank achieved 112% of the targeted performance targets established by the Management Committee. As a result, Mr. Onsum, who is eligible to receive 75% of his base salary at 100% of performance target as incentive compensation, received 95% of his 2005 base salary as annual incentive compensation payable in 2006.

Option and Stock Purchase Plans

Under the Company’s 2000 Stock Option Plan, the Compensation Committee, in its discretion, may grant key employees options to purchase the common stock of the Company. The Chief Executive Officer’s grant is based on overall Bank results. The grants are intended to recruit, retain and motivate key employees and to align employee interests with the interests of the shareholders of FNCBancorp. The Compensation Committee’s decision to grant stock options takes into account such factors as:

•	Prior award levels;

•	Total awards received to date by individual employees;

•	The total stock award to be made and the employee’s percentage participation in that award;

•	The employee’s direct ownership of FNCBancorp common stock;

•	The number of the employee’s options that are vested and non-vested; and

•	The number of options outstanding as a percentage of total shares outstanding.

The Company’s 2000 Stock Option Plan limits the total number of shares subject to options that may be granted to any individual participant in any year to a maximum of 50,000 shares.

The First Northern Community Bancorp Employee Stock Purchase Plan enables eligible employees, including officers, to purchase shares of FNCBancorp common stock at a minimum 15% discount. The shares are purchased at a price of 85% of the shares’ fair market value on (a) the last trading day before the beginning of the participation period, or (b) the last trading day before the end of the participation period, whichever amount is less. Fair market value is determined by a plan administrator selected by FNCBancorp’s Board. The amount the employee may purchase in any year may not exceed 10% of the employee’s annual compensation for such year. The First Northern Community Bancorp Employee Stock Purchase Plan will terminate by its terms in February 2007. This proxy statement includes a proposal to approve the amended First Northern Community Bancorp Employee Stock Purchase Plan. The amendments to the First Northern Community Bancorp Employee Stock Purchase Plan will, if approved, extend this termination date until March 2016 and reduce the number of shares eligible for issuance under the Plan. Please see Proposal 4 below for a description of this proposal.

The 2000 Stock Option Plan will terminate by its terms in February 2007. This proxy statement includes a proposal to approve the First Northern Community Bancorp 2006 Stock Incentive Plan. If approved, the 2006 Stock Incentive Plan will replace the 2000 Stock Option Plan and the Outside Directors 2000 Nonstatutory Stock Option Plan. Please see Proposal 3 below for a description of this proposal and the 2006 Stock Incentive Plan.

Benefits

During 2005, the Bank provided to its executive officers medical and other benefits that are generally available to the Bank’s other employees.

Internal Revenue Code Limitations

The Compensation Committee believes it is in the shareholders’ best interest to retain as much flexibility as possible in the design and administration of executive compensation plans. FNCBancorp and the Bank recognize, however, that Section 162(m) of the Internal Revenue Code disallows a tax deduction for non-exempted compensation exceeding $1,000,000 paid for any fiscal year to a corporation’s chief executive officer and the four other most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the

Compensation Committee’s overall compensation philosophy. From time to time, the Compensation Committee may award compensation which is not fully tax deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of FNCBancorp and its shareholders.

Respectfully submitted,
Gregory DuPratt
Diane P. Hamlyn
Foy S. McNaughton
David W. Schulze

BOARD OF DIRECTORS MEETINGS

In 2005, the Board of Directors of the Bank held 12 regularly scheduled meetings, no special meetings and two joint meetings with the Board of Directors of FNCBancorp. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Boards of Directors held during the period for which he or she has been a director; and (2) the total number of meetings of committees of the Boards of Directors on which he or she served during the period for which he or she served. The Company has a policy to encourage directors to attend the Annual Meeting. All directors attended the Annual Meeting of Shareholders in 2005.

COMPENSATION OF DIRECTORS

Director Fees and Life Insurance

The Board of Directors of FNCBancorp and the Bank are comprised of the same nine people. All cash compensation paid to Directors of FNCBancorp and the Bank is paid by the Bank. Each director who is not an officer or employee of FNCBancorp or the Bank received $800 for each jointly-held and regularly scheduled meeting of the Boards of Directors of FNCBancorp and the Bank attended, $800 for each regularly scheduled meeting of the Board of Directors of the Bank attended, $400 per special meeting of the Board of Directors of the Bank attended, and $350 per committee meeting attended, with the exception of the Audit Committee. The Chairman of the Audit Committee receives $500 per meeting with committee members receiving $400 per meeting attended. The Bank paid a total of $127,900 in directors’ fees during 2005. Effective January 1, 2002, split dollar life insurance was provided to the Board of Directors of the Bank. See “Director Split Dollar Agreements” below. Mr. Onsum is the only director who is an employee of the Bank and FNCBancorp, and he receives no compensation for his services as a director of either company.

Director Stock Options

Under FNCBancorp’s Outside Director 2000 Nonstatutory Stock Option Plan, directors who are not officers or employees of the Bank or FNCBancorp are entitled to an automatic, one-time grant of options to purchase shares at an exercise price equal to the fair market value of the common stock of FNCBancorp on the date of grant. See “Executive Compensation—Stock-Based Plans” below for additional information. The Outside Director 2000 Nonstatutory Stock Option Plan will terminate by its terms in February 2007. This proxy statement includes a proposal to approve the First Northern Community Bancorp 2006 Stock Incentive Plan. If approved, the 2006 Stock Incentive Plan will replace the 2000 Stock Option Plan and the Outside Directors 2000 Nonstatutory Stock Option Plan. Please see Proposal 3 below for a description of this proposal and the 2006 Stock Incentive Plan.

Director Retirement Agreements

Effective December 1, 2001, the Bank entered into Director Retirement Agreements with each of its non-employee directors (each director other than Director Onsum). The agreements are intended to encourage existing directors to remain directors of the Bank providing the Bank with the benefit of the directors’ experience and guidance in the years ahead. The Bank believes it is necessary and appropriate to reward director service with a competitive compensation package, including board fees and post-retirement benefits. The agreements provide directors with a retirement benefit that the Bank considers modest.

For retirement on or after the normal retirement age of 65, the Director Retirement Agreements provide a benefit for ten years ranging from $10,000 annually for a director with ten years of service to a maximum of $15,000 annually for a director with 15 or more years of service, including years of service prior to the effectiveness of the Director Retirement Agreements. There are three directors who have served more than 15 years as a director. Benefits under the Director Retirement Agreements are payable solely to those directors who have served for at least ten years, unless the director terminates service because of death or disability or unless the director’s service terminates within two years after a change in control. In the case of early termination of a director’s service before age 65 for reasons other than death or disability or within two years of a change in control, he or she will receive over a period of ten years aggregate payments equal to the retirement-liability balance accrued by the Bank at the end of the year before the year in which the director’s service terminated. However, early termination benefits will not be payable unless the director is at least 55 years of age and has served as a director for at least ten years, including years of service prior to the effectiveness of the Agreements. If a director becomes disabled before age 65, the director will receive a lump-sum payment in an amount equal to the retirement-liability balance accrued by the Bank at the end of the year before the year in which disability occurred regardless of whether the director has ten years of service or has reached age 55. If a change in control occurs and a director’s service terminates within 24 months after the change in control, the director will receive a lump-sum payment equal to the retirement-liability balance accrued by the Bank at the end of the year before the year in which termination occurred, regardless of whether the director has ten years of service or has reached age 55. For this purpose, the term “change in control” means:

•	A merger occurs and as a consequence FNCBancorp’s shareholders prior to the merger own less than 50% of the resulting company’s voting stock;

•
A beneficial ownership report is required to be filed under Section 13(d) or 14(d) of the Securities Exchange Act of 1934 by a person (or group of persons acting in concert) to report ownership of 20% or more of FNCBancorp’s voting securities; or

•
During any period of two consecutive years, individuals who constituted FNCBancorp’s Board of Directors at the beginning of the two-year period cease for any reason to constitute a majority of the Board. Directors elected during the two-year period are treated as if they were directors at the beginning of the period if they were nominated by at least two-thirds of the directors in office at the beginning of the period.

No benefits are payable under the Director Retirement Agreements to a director’s beneficiaries after the director’s death. A director forfeits all benefits under the Director Retirement Agreement if his or her director service terminates because of neglect of duties, commission of a felony or misdemeanor, or acts of fraud, disloyalty, or willful violation of significant Bank policies, or if the director is removed by order of the Federal Deposit Insurance Corporation (FDIC).

Director Split Dollar Agreements

The Bank purchased insurance policies on the lives of the directors who entered into Director Retirement Agreements, paying the premiums for these insurance policies with one lump-sum premium payment of approximately $1.76 million. The Bank expects to recover the premium in full from its portion of the policies’ death benefits. The Bank purchased the policies as an informal financing mechanism for the post-retirement payment obligations under the Director Retirement Agreements. Although the Bank expects the policies on the directors’ lives to serve as a source of funds for benefits payable under the Director Retirement Agreements, the contractual entitlement arising under the Director Retirement Agreements are not funded and remain contractual liabilities of the Bank, payable on, or after each director’s termination of service.

Under the Bank’s Split Dollar Agreements and Split Dollar Policy Endorsements with the directors, which were entered into on the same date the Director Retirement Agreements were executed, the policy interests are divided between the Bank and each director. The Split Dollar Agreements provide that a director’s designated beneficiary(ies) will be entitled to receive at the director’s death life insurance proceeds in the amount of (a) $120,000 if the director dies before age 65, (b) $60,000 if the director dies after reaching age 65 but before age 75, and (c) $30,000 if the director dies thereafter. The director’s beneficiary(ies) would receive no further benefits under the Director Retirement Agreement, and the Bank’s obligations under that agreement would be extinguished. The Bank is entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary(ies).

Director Elective Deferred Fee Plan

The Bank has implemented an elective deferred director fee plan, a nonqualified plan providing unfunded deferred benefits for participating directors. Under the Plan, deferred director fees earn interest at a rate determined annually by the Bank. Under the Plan, Ms. Aldrete elected to defer $3,600 of her 2005 director fees. In 2005, her deferred director fees earned interest at 5.84% per annum. In addition, Ms. Aldrete has elected to defer 37.5% of her director fees in 2006. Deferred fees and interest earned will be paid out to Ms. Aldrete at her retirement. If she dies before her retirement age, her beneficiaries will receive the deferred fees and interest earned at the time of her death. The Bank is entitled to any insurance policy death benefits from an insurance policy purchased by the Bank with a lump-sum premium payment of $75,000. None of FNCBancorp’s or the Bank’s other directors elected to defer director fees under this plan in 2005.

EXECUTIVE COMPENSATION

Executive Officers

Set forth below is certain information regarding the executive officers of the Bank, with the exception of Mr. Onsum whose information is set forth under “Nominees” above:

Name and Position(s)	Age	Principal Occupation during the Past Five Years
Louise A. Walker, SEVP/Chief Financial Officer	45	SVP/CFO/Cashier
Donald J. Fish, EVP/Chief Credit Officer (retired)	66	SVP/Senior Credit Officer
Robert M. Walker, EVP/Commercial, Retail, Trust Divisions	55	SVP/Branch Administrator

Summary Compensation Table

The following table sets forth the aggregate remuneration for the services in all capacities paid by the Bank in the last three fiscal years to its Chief Executive Officer and to the three other executive officers of the Bank whose total annual salary and incentive compensation exceeded $100,000. FNCBancorp does not pay any cash compensation to executive officers beyond the compensation paid to them in their capacities as officers of the Bank.

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)		Incentive Compensation ($)(1)		Other Annual Compensation ($) (2)	Awards of Securities Underlying Options(#) (3)	All Other Compensation (4)

Owen J. Onsum President, Chief Executive Officer, and Director of the Bank and the Company	2005 2004 2003	$ $ $	248,700 239,666 219,092	$ $ $	121,283 137,436 136,781	-0- -0- -0-	31,800 33,706 47,634	$ $ $	39,271 31,016 27,135

Donald J. Fish (5) Executive Vice President, Senior Credit Officer of the Bank	2005 2004 2003	$ $ $	136.080 130,538 122,600	$ $ $	30,949 34,822 36,474	-0- -0- -0-	-0- 13,478 15,480	$ $ $	32,126 25,636 23,705

Louise A. Walker Senior Executive Vice President, Chief Financial Officer of the Bank and the Company	2005 2004 2003	$ $ $	143,040 140,149 131,030	$ $ $	32,556 36,844 38,592	-0- -0- -0-	13,780 14,606 16,672	$ $ $	33,649 27,224 24,603

Robert M. Walker Executive Vice President, Commercial/Retail/ Trust Division of the Bank	2005 2004 2003	$ $ $	120,000 115,151 109,738	$ $ $	27,249 32,340 32,273	-0- -0- -0-	9,540 10,112 11,910	$ $ $	28,732 23,214 21,338
__________________________

(1)
Includes amounts contributed to the Bank’s Profit Sharing/401(k) plan at the election of the named executive officers. Also includes salary deferred by Mr. Onsum, under the Bank’s Key Executive Elective Deferred Compensation Plan See“Key Executive Elective Deferred Compensation Plan and 2001 Executive Deferral Plan.”

(2)	Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and incentive compensation for any named executive officer.
(3)	Adjusted to reflect 6% stock dividends issued by the Company on February 28, 2003, February 28, 2004, and February 28, 2005, and the effect of the two-for-one stock split effective May 10, 2005.
(4)
Includes profit sharing contributions by the Bank in 2005 of $35,700 to Mr. Onsum, $28,584 to Mr. Fish, $30,294 to Ms. Walker, and $25,160 to Mr. Walker. Excludes premiums paid by the Bank for policies on the named executives officers’ lives in connection with the Salary Continuation Agreements or the Key Executive Elective Deferred Compensation Plan. See“Agreements Between the Bank and Executive Officers” and See“Key Executive Elective Deferred Compensation Plan and 2001 Executive Deferral Plan.” Also included are amounts for health and insurance premiums in 2005 of $3,571 to Mr. Onsum, $3,542 to Mr. Fish, $3,572 to Mr. Walker and $3,355 to Ms. Walker.

(5)	Mr. Fish retired effective February 28, 2006. It is anticipated that Mr. Fish will continue to serve as a consultant to the Company in a non-executive role.

Option Grants in Last Fiscal Year

The following table shows options to purchase shares of common stock of the Company granted in 2005 to the executive officers identified in the Summary Compensation Table above. All amounts have been adjusted to account for all stock splits and stock dividends, including the 6% stock dividend issued by the Company on February 28, 2005 and the two-for-one stock split effective May 10, 2005.

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price per share ($/share)	Expiration Date (1)	Grant Date Present Value ($) (3)
Owen J. Onsum	31,800	39%	$13.66	1/6/15	$136,138

Louise A. Walker	13,780	17%	$13.66	1/6/15	$59,000

Robert M. Walker	9,540	12%	$13.66	1/6/15	$40,846

__________________________

(1)
Options are incentive stock options, vesting annually in increments of 25% of the original grant. All stock options issued during 2005 vest 25% at the end of the first year and 25% of each of the three years thereafter. The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2)	Based on options to purchase an aggregate of 81,320 shares of common stock of the Company granted to employees in 2005.

(3)
The present value of the options at the date of grant is estimated using a variation of the Black-Scholes option pricing model, which includes the following assumptions: A weighted average risk-free interest rate of 3.73% an expected volatility of 23.04%, a weighted average expected option life of 6.00 years, and an expected dividend of $0 per option. The exercise price of each option is estimated fair market value of FNCBancorp common stock on the grant date. The fair market value of FNCBancorp common stock is the closing price on the first trading day immediately preceding the date on which the fair market value is determined as quoted on the OTC Bulletin Board.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

    The following table shows the number of shares of common stock of the Company acquired in 2005 or acquirable upon exercise of options to purchase shares of common stock of the Company by the executive officers named in the Summary Compensation Table. The following table also indicates the extent to which such options were exercisable at December 31, 2005, as well as the approximate value of such options based on the estimated value of FNCBancorp common stock on December 31, 2005. All amounts have been adjusted to account for all stock splits and stock dividends, including the 6% stock dividend issued by the Company on February 28, 2005 and the two-for-one stock split effective May 10, 2005.

			Number of securities underlying unexercised options at fiscal year-end		Value of unexercised in-the-money options at fiscal year-end (1)
Name	Shares acquired on exercise(#)	Value realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Owen J. Onsum	57,739	$864,423	73,183	86,224	$1,078,140	$1,090,854
Donald J. Fish	46,536	$321,847	47,824	20,336	$823,932	$277,484
Louise A. Walker	4,158	$73,721	110,460	35,946	$1,955,466	$451,883
Robert M. Walker	2,841	$46,498	58,874	24,413	$1,028,517	$306,193

__________________________

(1)    The value of unexercised options is the estimated fair market value of a share acquirable upon exercise of an option at December 31, 2005, less the exercise price, multiplied by the number of shares of common stock of the Company acquirable upon exercise of the options. FNCBancorp common stock is quoted on the OTC Bulletin Board under the symbol “FNRN.” Solely for purposes of the preceding table and for no other purpose, FNCBancorp has estimated the per share market value of the common stock at December 31, 2005 as $24.50. The fair market value of FNCBancorp common stock is the closing price on the first trading day immediately preceding the date on which the fair market value is determined as quoted on the OTC Bulletin Board. This is an estimate only. The estimate does not necessarily reflect the price shareholders may obtain upon sale of their stock or the price at which shares of FNCBancorp common stock may be acquired, nor should it be taken to represent management or the Board’s estimate of the intrinsic value or appropriate market value of the shares of FNCBancorp common stock.

AGREEMENTS BETWEEN THE BANK AND EXECUTIVE OFFICERS

Employment Agreements

In July 2001, the Bank entered into employment agreements with Messrs. Owen J. Onsum, Donald J. Fish, and Robert M. Walker, and with Ms. Louise A. Walker. Except for base salaries and potential termination payments, the four employment agreements are largely identical. The agreements have three-year terms which expired on December 31, 2003, but the agreements renew automatically for consecutive three-year terms unless the executive officer of the Bank gives advance notice that the agreement will not renew. Mr. Donald J. Fish gave notice of his retirement which has been scheduled for February 28, 2006 and therefore will not renew his employment agreement for 2006. None of the executive officers gave the Bank advance notice that the employment agreements would not be renewed and the terms of such employment agreements were extended to December 31, 2006. The annual base salaries stated in the employment agreements are $205,020 for Mr. Onsum, $117,300 for Mr. Fish, $109,500 for Ms. Walker, and $103,260 for Mr. Walker. The executives’ base annual salaries may be adjusted at the beginning of each year based on the executive’s performance in the preceding year, as determined by the Board of Directors in Mr. Onsum’s case or by Mr. Onsum in the case of the three other executive officers. The executives’ current annual base salaries are set forth above in the Summary Compensation Table.

The amount of any termination payment due to each executive officer under such executive’s employment agreement depends upon the circumstances of such executive’s termination. If termination is a result of the executive’s death, disability, or voluntary termination, or if the executive is terminated for cause, the executive’s estate or the executive generally will receive his or her base salary through the date of termination, along with any incentive compensation earned but not yet paid. The executive would also retain any rights he or she may have under stock options previously granted and under the Salary Continuation and Split Dollar Agreements discussed below. If on the other hand the executive is involuntarily terminated without cause, or if the executive terminates employment for “good reason” (as defined in the employment agreement), the executive’s termination rights under the employment agreement will consist of:

•
If a Change in Control (as defined in the Employment Agreement) Had Not Occurred in the Two Years Before Termination: the right to a cash payment in an amount equal to 150% of the sum of the executive’s base salary at the time of termination (in the case of Mr. Onsum only), or 100% of the sum of the executive’s base salary at the time of termination (in the case of Messrs. Fish and Robert Walker and Ms. Louise Walker), plus the average annual incentive compensation awarded in the three consecutive years before the date of termination;

•
If a Change in Control Had Occurred in the Two Years Before Termination: the right to a cash payment in an amount equal to 250% of the sum of the executive’s base salary at the time of termination (in the case of Mr. Onsum only), or 200% of the sum of the executive’s base salary at the time of termination (in the case of Messrs. Fish and Robert Walker and Ms. Louise Walker), plus the average annual incentive compensation awarded in the three consecutive years before the date of termination. In this case, the executive might also be entitled to a “tax gross-up payment”, discussed below;

•	Earned but Unpaid Incentive Compensation: any incentive compensation earned but not yet paid; and

•
Retained Rights under Other Benefit Plans and Arrangements: the executives may have rights to termination-related payments arising under other benefit plans and arrangements, including the Salary Continuation and Split Dollar Agreements discussed below. If an executive is terminated involuntarily without cause, or if the executive terminates employment for “good reason,” he or she generally would have 90 days to exercise vested stock options. Under Section 6(e) of the Company’s 2000 Stock Option Plan, all of the unvested stock options held by an executive become fully vested when a change in control occurs. Otherwise, options vest in annual increments based on an established vesting schedule. See “Stock Based Plans” below.

Accordingly, an executive’s entitlement to a termination payment depends on whether a “Change in Control” has occurred and whether the executive’s termination is involuntary and without cause or the executive’s voluntary termination is for “good reason.” The employment agreements define a “Change in Control” to include the following circumstances:

•
Any person or group is or becomes the beneficial owner of FNCBancorp securities representing 20% or more of the combined voting power of the outstanding securities (excluding acquisition of FNCBancorp securities by an employee benefit plan maintained by the Bank of its employees);

•
FNCBancorp is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, and as a consequence members of FNCBancorp’s Board of Directors in office immediately before the transaction or proxy contest constitute less than a majority of the Board of Directors after such event;

•
During any period of 24 consecutive months, individuals who at the beginning of the 24-month period constituted FNCBancorp’s Board of Directors cease for any reason to constitute a majority, but a new director approved by at least two-thirds of the directors who were directors at the beginning of the 24-month period is considered for this purpose to have also been a director at the beginning of the 24-month period; or

•	A change in control of FNCBancorp is reported in its proxy statement.

The employment agreements define “good reason” to mean a material reduction in the executive’s compensation or benefits, a material reduction in the executive’s title or responsibilities, a relocation of the executive’s principal office increasing the executive’s commute by more than 40 miles, or a failure of a successor to assume and perform the Bank’s obligations under the employee’s employment agreement.

The Bank has also conditionally promised in the employment agreements to make an additional payment to the executive officers if they are involuntarily terminated or if they terminate employment for “good reason,” in either case within two years after a “Change in Control.” But the additional payment, sometimes referred to as a “tax gross-up payment,” will be payable if and only if the total benefits or payments to which the executive officer is entitled are subject to the “golden parachute” provisions of the Internal Revenue Code (whether the benefits or payments arise under the employment agreement or under another compensation plan or arrangement, such as the Salary Continuation Agreements discussed below). The “golden parachute” provisions of the Internal Revenue Code include Section 280G, which can eliminate the employer’s compensation expense deduction for a substantial portion of the change in control benefits paid to an executive, and Section 4999, which imposes a 20% excise tax on the executive receiving change in control benefits over a certain threshold. If an executive’s change in control benefits exceed that threshold, which is roughly three times the executive’s average annual compensation over the preceding five years, the executive can be forced by Section 4999 to pay a 20% excise tax on the portion of the change in control benefits that exceeds the multiple of the executive’s five-year average W-2 reported compensation, and under Section 280G the employer forfeits its compensation expense deduction for benefits that are subject to the excise tax. The calculation of total change in control benefits is a very complicated one, taking into account all change-in-control benefits, whether under a severance or employment agreement, a salary continuation agreement, a stock option plan or some other arrangement that provides benefits contingent on a change in control.

The amount of the additional payment that could be required under the employment agreements if the “golden parachute” provisions of the Internal Revenue Code apply is the amount necessary to compensate the executive for his or her excise taxes as well as for taxes payable on the additional payment itself. The net amount the executive receives is intended to be the amount the executive would have received if the “golden parachute” provisions of the Internal Revenue Code had not applied. The tax gross-up payment would not be deductible by FNCBancorp or the Bank.

Salary Continuation and Split Dollar Agreements

FNCBancorp and the Bank do not have a defined benefit pension plan providing benefits based on final compensation and years of service. However, in 2001 the Bank’s Board of Directors authorized the Bank to enter into Salary Continuation Agreements effective January 2, 2002 with six officers, including Mr. Onsum and the three other executive officers named in the Summary Compensation Table above. The Salary Continuation Agreements are intended to provide the officers with a fixed annual benefit for 10 years subsequent to retirement on or after the normal retirement age of 65. Although the Salary Continuation Agreements provide for payment of stated, fixed benefits, the Bank’s Board of Directors has the discretion to increase benefits payable under the Salary Continuation Agreements.

The Salary Continuation Agreements provide for reduced benefits in the case of early termination on or after reaching an early retirement threshold age, or in the case of termination due to disability occurring at any age. Benefits are also payable under the Salary Continuation Agreements if the officer’s service with the Bank terminates at any age but within 24 months after a change in control. The term “Change in Control” is defined in the Salary Continuation Agreements in the same way it is defined in the Director Retirement Agreements discussed above in this proxy statement, but unlike the Director Retirement Agreements, change in control benefits under the Salary Continuation Agreements are payable if and only if the executive (a) is involuntarily terminated without cause within 24 months after a “Change in Control” or (b) terminates employment voluntarily for “good reason” within 24 months after a “Change in Control.” For this purpose, “good reason” is defined in the Salary Continuation Agreements to include a material reduction in the executive’s title or responsibilities, a reduction in the executive’s base salary or benefits, a relocation of the executive’s principal office increasing the executive’s commute by more than 40 miles, or the failure of a successor to assume and perform the Bank’s obligations under the Salary Continuation Agreements. Like the executives’ employment agreements discussed elsewhere in this proxy statement, the Salary Continuation Agreements of Mr. Onsum and the three other officers identified in the Summary Compensation Table also provide for payment of a tax gross-up benefit if any of these four officers’ benefits are subject to excise taxes under Sections 280G and 4999 of the Internal Revenue Code.

The Bank has also agreed to pay legal fees incurred by the officers associated with the interpretation, enforcement, or defense of their rights under the Salary Continuation Agreements in the event of a “Change in Control,” up to a maximum of $500,000 for Mr. Onsum and $250,000 for each of the three other officers identified in the Summary Compensation Table.

On September 30, 2001, the Bank purchased insurance policies on six officers’ lives, including Mr. Onsum and the three other executive officers named in the Summary Compensation Table above, making a single premium payment aggregating $3.5 million, of which $2.6 million is attributable to insurance purchased on the lives of the four executives named in the Summary Compensation Table. The premium amounts are not reflected in the Summary Compensation Table. If the executive dies before the normal retirement age of 65 but in active service to the Bank, his or her beneficiaries will receive a life insurance death benefit in a fixed amount. The Bank is entitled to any insurance policy death benefits remaining after payment to the executive’s beneficiary(ies). If the executive dies after retirement, his or her beneficiaries will not be entitled to a death benefit and the Bank shall continue to pay to Executive’s beneficiary(ies) the benefit payable to Executive until the entire benefit due to Executive (assuming the Executive had not died prior to full payment of benefits) is paid by the Bank. The Bank expects to recover the premium in full from its portion of the policies’ death benefits. The Bank purchased the policies as a source of funds for the Salary Continuation Agreement obligations arising out of executives’ death before retirement, as well as an investment to fund post-retirement payment obligations. Although the Bank expects the policies to serve as a source of funds for death benefits payable under the Salary Continuation Agreements, the executives’ contractual entitlements under the Salary Continuation Agreements are not funded. These contractual entitlements remain contractual liabilities of the Bank, payable after the executives’ termination of employment.

The following table shows benefits payable under the Salary Continuation Agreements to the executive officers named in the Summary Compensation Table, assuming certain events.

Named executive officer	Early termination occurring on 12/31/05 (1)	Disability occurring on 12/31/05 (1)	Annual benefit payable for 10 years at normal retirement age of 65 (or 12/31/05 if later) (2)	Lump sum payable for termination on 12/31/05 within 24 months after a change in control (3)	Life insurance death benefit if the executive dies while in service on 12/31/05 (4)
Owen J. Onsum	$48,362	$48,362	$125,000	$741,531	$1,000,000
Donald J. Fish	$54,000	$54,000	$54,000	$373,369	$450,000
Louise A. Walker	0	$3,595	$100,000	$307,770	$800,000
Robert M. Walker	$12,872	$12,872	$100,000	$456,815	$800,000

__________________________

(1)
Benefits generally are not payable if employment terminates before the early retirement age, which is the latter of age 55 or the age at which the executive will have had 10 years of service. Mr. Onsum and Mr. Walker are the only executive officers eligible for early termination benefits. Mr. Fish's benefit shown is his Normal Retirement Benefit as he is currently past his Normal Retirement Date. If, however, termination of service is due to disability or if it follows within 24 months after a change in control, benefits are payable under the Salary Continuation Agreements regardless of whether the executive has 10 years of service or has reached age 55.

(2)
For each year of service after reaching the early retirement age, the early termination benefit increases in amount until normal retirement age. Mr. Onsum and Mr. Walker are currently eligible to receive early termination benefits, but Ms. Walker will not become eligible to receive an early termination benefits until 2015. As explained in note (1), Mr. Fish is currently eligible for normal retirement benefits. Mr. Onsum will reach the normal retirement age of 65 in 2009, Ms. Louise Walker in 2025, and Mr. Robert Walker in 2015.

(3)
Payable within three days after the executive’s termination, the change in control lump sum payable under the Salary Continuation Agreements is the executive’s aggregate normal retirement benefit discounted by the 10-year Treasury Note rate at the end of the year preceding the year in which termination of employment occurred. The amount shown assumes a change in control benefit is payable on 12/31/2005 following termination of the executive (a) involuntarily and without cause or (b) voluntarily but with “good reason.” The change in control benefit shown is calculated using a 4.24% discount rate, the 10-year Treasury Note rate at December 31, 2004 (the rate effective at the end of the plan year ending immediately before the date on which termination of employment occurs). The named executives’ employment agreements and Salary Continuation Agreements also provide for an additional tax gross-up payment if the total payments and benefits due to them as a result of a change in control exceed the limits under Section 280G of the Internal Revenue Code. The gross-up feature is discussed above in “Employment Agreements.” The figures in the table above do not include any tax gross-up payments.

(4)	No life insurance death benefits are payable following termination of service.

Profit Sharing Plan

The First Northern Bank of Dixon Profit Sharing/401(k) Plan and Trust Agreement has existed since 1955. Employees of the Bank who have worked at the Bank at least 1,000 hours during a calendar year are eligible to participate in the Profit Sharing Plan. The Bank generally contributes annually to the Profit Sharing Plan an amount equal to the lesser of (a) 10% of the Bank’s net income before taxes, net of loan loss experience or (b) 15% of the total annual compensation of all Profit Sharing Plan participants. The Bank’s contribution is allocated to each Plan participant’s account according to the ratio each participant’s annual compensation bears to the total annual compensation of all participants. Contributions to a participant’s account vest after five years. Distribution of vested amounts occurs when the participant terminates employment, retires, becomes disabled, or dies. The Bank added a 401(k) contribution feature to the Profit Sharing Plan in 1997, allowing employees to make contributions. The Bank’s contribution to the Profit Sharing Plan in 2005 was $1,568,622.63.

Stock-Based Plans

First Northern Community Bancorp has three stock-based benefit plans. Under the FNCBancorp Outside Directors 2000 Nonstatutory Stock Option Plan, options to purchase common stock may be awarded to directors of FNCBancorp who are not employees of FNCBancorp or the Bank. Under the separate FNCBancorp 2000 Stock Option Plan, options to purchase common stock may be awarded to employees of FNCBancorp or the Bank. Finally, the First Northern Community Bancorp Employee Stock Purchase Plan allows eligible employees to contribute a percentage of their compensation to the plan. The contributed compensation is then applied toward the purchase of FNCBancorp common stock at a discounted price.

These three plans are successor plans to the Employee Stock Option Plan, the Outside Director Stock Option Plan, and the Employee Stock Purchase Plan adopted by the Bank in 1997. No additional awards or rights may be granted under the Bank’s original 1997 stock plans, and rights to the Bank common stock and options to acquire the Bank common stock became rights to acquire FNCBancorp common stock and options to purchase FNCBancorp common stock when the holding company reorganization of the Bank was completed on May 19, 2000. Like the plans originally adopted in 1997, these three successor plans terminate on February 27, 2007.

By providing for the grant of stock options accruing value to the holder as the value of the stock acquirable by exercise of the option also increases in value, the 2000 Stock Option Plan and the Outside Directors 2000 Nonstatutory Stock Option Plan more closely align the financial interests of employees and directors with those of the Company’s shareholders. The purpose of the plans is to promote the long-term success of FNCBancorp and the creation of shareholder value by:

•	Encouraging key personnel to focus on critical long range objectives;
•	Increasing the ability of the Bank to attract and retain employees and directors who can contribute to the Bank’s and FNCBancorp’s long-term success; and
•	Promoting shareholder interests by ensuring that key employees and directors have interests as shareholders in FNCBancorp’s success.

The 2000 Stock Option Plan and the Outside Directors 2000 Nonstatutory Stock Option Plan are administered by a committee designated by FNCBancorp’s Board. The Board designated the Compensation Committee of the Bank to administer the plans. The Compensation Committee generally determines the vesting schedule of stock options, but all stock options granted through 2003 vest and become exercisable in annual 20% increments, the first 20% vesting and becoming exercisable on the date of grant. Beginning in 2004, options granted became exercisable one year after the date of grant and in annual 25% increments. However, all unvested stock options become fully vested and exercisable if a change in control occurs. According to Section 2(b) of each of the stock option plans, a “change in control” means any of the following events occur:

•
The shareholders of FNCBancorp approve a merger or consolidation having the result that (a) FNCBancorp is not the surviving entity, or (b) shareholders of FNCBancorp immediately before the merger or consolidation own less than 50% of the voting power of FNCBancorp after the merger or consolidation;

•
The composition of FNCBancorp’s Board changes, with the result that less than one half of the incumbent directors (a) are directors who were directors 24 months before the change, or (b) were more recently appointed or elected, but were approved by a majority of the directors who were directors 24 months before the change and who were still in office at the time of the new director’s election or nomination; or

•	A person or firm becomes the beneficial owner of 25% or more of the combined voting power of FNCBancorp’s outstanding common stock.

Unvested options expire when an employee’s or director’s service terminates. Options that are vested and exercisable when an employee’s or director’s service terminates may be exercised at any time within 90 days after termination of his or her service, except in the case of the option holder’s death or termination because of disability, in which case they expire after one year. If the option holder’s service is terminated for cause, all of his or her options expire immediately. Options granted under the plans are not transferable except by will or the laws of descent and distribution, and are exercisable during the option grantee’s lifetime by the option grantee only. If an option under either plan expires, is canceled or forfeited, or terminates without having been fully exercised, the unpurchased shares subject to that option again become available for the grant of additional options under the plans.

First Northern Community Bancorp 2000 Stock Option Plan

The 2000 Stock Option Plan provides for the grant of options to acquire a maximum of 1,563,912 shares of common stock (as adjusted for all stock splits and stock dividends, including the 6% stock dividend on February 28, 2005). Options to acquire 568,602 shares were issued and outstanding as of December 31, 2005. Options can be either incentive stock options, sometimes known as “ISOs,” or nonqualified stock options, sometimes known as “NQSOs.” An ISO is an option that satisfies the terms of Section 422 of the Internal Revenue Code. Provided the rules of Section 422 are complied with, an option holder is not taxed when he or she exercises an ISO; however, the option holder may be subject to paying alternative minimum tax. The holder is ultimately taxed at capital gains rates when he or she sells shares acquired by exercise of an ISO after a one-year holding period. The employer is not entitled to a compensation deduction if the one-year holding period is met. If an ISO is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year exceeds $100,000, the portion of such option, which is in excess of the $100,000, shall be treated as an NQSO pursuant to Section 422 (d) (1) of the Internal Revenue Code. The holder of an NQSO may be taxed at ordinary income rates when he or she exercises an NQSO, and the employer is entitled to a compensation expense deduction for the amount by which the fair market value of the stock acquired by exercise of the NQSO exceeds the exercise price. The majority of options granted to officers and employees under the plan to date are ISOs. The exercise price of options is determined by the Compensation Committee, but the exercise price of ISOs may not be less than the fair market value of the shares on the date the option was granted (or 110% of fair market value in the case of any ISO granted to a holder of more than 10% of FNCBancorp common stock). No employee may be granted in any year an option or options to acquire more than 25,000 shares. All options have 10-year terms, but the committee may fix a longer or shorter term for NQSOs granted in the future.

First Northern Community Bancorp Outside Directors
2000 Nonstatutory Stock Option Plan

The Outside Directors Nonstatutory Stock Option Plan provides for the grant of options to acquire a maximum of 469,166 shares of common stock (as adjusted for all stock splits and stock dividends, including the 6% stock dividend on February 28, 2005). There were no option shares issued and outstanding as of December 31, 2005. Unlike the 2000 Stock Option Plan for employees, all options granted under the Nonstatutory Stock Option Plan are NQSOs, and all of the options granted to date have five-year terms. Under the Nonstatutory Stock Option Plan, each non-employee director receives an automatic, one-time grant of options to purchase 18,764 shares (as adjusted for all stock splits and stock dividends, including the 6% stock dividend issued by the Company on February 28, 2005) at an exercise price equal to the fair market value of the common stock on the date of grant.

Employee Stock Purchase Plan

Like the stock option plans, the First Northern Community Bancorp Employee Stock Purchase Plan is intended to promote shareholder interests by encouraging employees to acquire a proprietary interest in the success of FNCBancorp. Intended to qualify under Section 423 of the Internal Revenue Code, the plan allows eligible employees to purchase shares of FNCBancorp common stock through payroll deductions. An employee may elect to have up to 10% of his or her compensation withheld for the purchase of common stock. Every employee with at least 90 days of service (excluding executive officers of the Bank or FNCBancorp) is eligible to participate in the First Northern Community Bancorp Employees Stock Purchase Plan, but a person is ineligible to participate if (a) he or she owns 5% or more of FNCBancorp stock, or (b) he or she would be able to purchase common stock having an aggregate fair market value exceeding $25,000 in each calendar year. Using accumulated funds from payroll deductions, shares of FNCBancorp are purchased directly from FNCBancorp at the end of each participation period. Under the plan, each participation period can be up to 27 months in duration. The current participation period began on November 24, 2005 and ends on November 23, 2006. The shares are purchased at a price of 85% of the shares’ fair market value on (a) the last trading day before the beginning of the participation period, or (b) the last trading day before the end of the participation period, whichever amount is less. Fair market value is determined by a plan administrator selected by FNCBancorp’s Board. A total of 1,563,912 shares (as adjusted for all stock splits and stock dividends, including the 6% stock dividend paid on February 28, 2005) are available for purchase under the First Northern Community Bancorp Employee Stock Purchase Plan and 19,069 shares have been purchased in the current participation period as of December 31, 2005.

This proxy statement includes a proposal to approve the amended First Northern Community Bancorp Exployee Stock Purchase Plan. The amendments to the First Northern Community Bancorp Employee Stock Purchase Plan will, if approved, extend this termination date until March 2016 and reduce the number of shares eligible for issuance under the Plan. Please see Proposal 4 below for a description of this proposal.

2006 Stock Incentive Plan

The 2000 Stock Option Plan and Outside Directors 2000 Nonstatutory Stock Option Plan will terminate by their terms in February 2007. This proxy statement includes a proposal to approve the First Northern Community Bancorp 2006 Stock Incentive Plan. If approved, the 2006 Stock Incentive Plan will replace the 2000 Stock Option Plan and the Outside Directors 2000 Nonstatutory Stock Option Plan. Please see Proposal 3 below for a description of this proposal and the 2006 Stock Incentive Plan.

Key Executive elective Deferred Compensation plan
And 2001 Executive Deferral Plan

Internal Revenue Code limitations on benefits payable under tax-qualified plans, such as 401(k) plans, work to the disadvantage of senior executives whose compensation exceeds compensation paid to more junior officers and employees. Because of tax law limitations on benefit levels under qualified plans, senior executives are forced to take a greater percentage of their compensation as taxable income, without the ability to make elective deferrals under qualified plans on a basis comparable to junior officers’ and employees’ elective deferral rates. To offset the effect of tax law limitations on benefits under tax-qualified plans, the Bank replaced the previous executive elective deferred compensation plan called the “1995 Executive Deferral Plan” with the “2001 Executive Deferral Plan.” The plan is a nonqualified plan providing key executives with an unfunded, deferred compensation program. Under the plan, eligible executives may elect to defer a portion of their current compensation. Deferred amounts earn interest at an annual rate determined by the Bank’s Board. In 2004, Mr. Onsum elected to defer 2005 compensation under this plan, which became effective January 1, 2003. In 2005, Mr. Onsum deferred $60,642, of compensation and earned interest at 5.84% per annum. Mr. Onsum and Mr. Walker elected to defer 2006 compensation in December 2005. Deferred compensation and interest earned will be paid out to the participating executive at or following his or her retirement. If the executive dies before retirement age, the Bank will receive the death benefits of an insurance policy purchased by the Bank on the executive’s life. In December 2001, the Bank purchased single-premium life insurance policies on the lives of Mr. Onsum and Ms. Walker in connection with the Executive Deferral Plan, with a single premium of $1,000,000 for the policy on Mr. Onsum’s life and a premium of $425,000 for the policy on Ms. Walker’s life. The premium amounts are not reflected in the Summary Compensation Table. The Bank is the beneficiary and owner of the policies.

Indebtedness of Management, Indebtedness of Certain Directors and
Transactions with Management

Certain directors and executive officers of the Bank and FNCBancorp and corporations and other organizations associated with them and members of their immediate families were customers of and engaged in banking transactions, including loans, with the Bank in the ordinary course of business in 2005. Such loans were made on substantially the same terms, including interest rates and collateral, asthose prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collectibility or present other unfavorable features.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the best of FNCBancorp’s knowledge, as of the Record Date, other than as described below, no person or entity was the beneficial owner of more than 5% of the Company’s common stock. Mr. Onsum filed a Schedule 13D with the Securities and Exchange Commission on January 8, 2003 reporting ownership in the aggregate of 6.5% of FNCBancorp common stock; however, with respect to 108,941 shares (approximately 3.1% of the outstanding FNCBancorp common stock) included in such report, Mr. Onsum is a successor trustee of The Lowell H. Morris and Muriel M. Morris Revocable Trust, a private trust formed under the laws of the State of California (the “Trust”) of which he is not a named beneficiary and in which he has no pecuniary interest. Mr. Onsum, Ms. Walker, and Mr. Walker are trustees of 65,018 shares of common stock held in First Northern Bank of Dixon Profit Sharing Plan and share voting and investment power with respect to the named shares. These shares represent 0.8% of FNCBancorp common stock and each trustee disclaims beneficial ownership of the shares held by the Profit Sharing Plan which were not allocated to such trustee pursuant to the terms of the Profit Sharing Plan. The table on the following page reflects the beneficial ownership of FNCBancorp common stock by each director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. The figures in the table are based on beneficial ownership as of February 28, 2006, and have been adjusted for the 6% stock dividend issued by the Company on February 28, 2006. Under Securities and Exchange Commission rules, shares are considered to be “beneficially” owned by a person if he or she has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership within 60 days. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address of all individuals named in the table below is c/o First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.

Directors, nominees and named executive officers	Shares beneficially owned	Shares acquirable within 60 days by exercise of options	Percent of stock
Lori J. Aldrete (1)	18,990	0	*
Frank J. Andrews, Jr.	29,260	0	*
John M. Carbahal (2)	37,991	0	*
Gregory DuPratt (3)	19,952	0	*
Donald J. Fish (4)	102,615	0	1.2%
John F. Hamel (5)	97,158	0	1.2%
Diane P. Hamlyn (6)	76,404	0	*
Foy S. McNaughton (7)	22,901	0	*
Owen J. Onsum (8)	391,180	115,734	6.2%
David W. Schulze (9)	181,656	0	2.2%
Louise A. Walker (10)	88,125	132,961	2.7%
Robert M. Walker (11)	67,963	72,816	1.7%
All directors and executive officers as a group (12 people)	1,134,195	321,511	18.1%
__________________________

* Does not exceed 1%.
(1)	Includes 16,366 shares held jointly with Ms. Aldrete’s spouse.

(2)
Includes 12,001 shares held jointly with Mr. Carbahal’s spouse, 23,786 shares held by the Carbahal & Company Annual Accumulation, an accountancy corporation of which Mr. Carbahal is a principal and shareholder, and 1,102 shares held separately by Mr. Carbahal’s spouse.

(3)	Includes 8,399 shares held separately by Mr. DuPratt’s spouse.

(4)
Includes 76 shares held by The Fish Family Trust, of which Mr. Fish is a co-trustee and shares voting and investment power with respect to such shares, and 102,539 shares held jointly with Mr. Fish’s spouse.

(5)	Includes 71,194 shares held by the R/J Hamel Family Trust, of which Mr. Hamel is a co-trustee and shares voting and investment power with respect to such shares.

(6)
Includes 144 shares held by Ms. Hamlyn as custodian for Catherine S. Lindley, 89 shares held by Ms. Hamlyn as custodian for Stephen A. Lindley, 28,785 shares held separately in the name of Ms. Hamlyn’s spouse, 22,366 shares held jointly with Ms. Hamlyn’s spouse, 1,719 shares held separately in the name of Janet Diane Hamlyn, 5,836 shares held by the Davisville Travel Profit Sharing Plan of which Ms. Hamlyn is trustee and shares voting and investment power with respect to such shares.

(7)	Includes 3,020 shares held by The McNaughton Family Trust of which Mr. McNaughton is a co-trustee and shares voting and investment power with respect to such shares.

(8)
Includes 81,351 shares held jointly with Mr. Onsum’s spouse, 65,018 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Mr. Onsum is a trustee and shares voting and investment power with respect to such shares of which beneficial ownership of 61,638 shares is disclaimed by Mr. Onsum, and 244,811 shares held by a Trust, of which beneficial ownership is disclaimed by Mr. Onsum.

(9)	Includes 181,656 shares held by The Schulze Family Trust, of which Mr. Schulze is a co-trustee and shares voting and investment power with respect to such shares.

(10)
Includes 22,830 shares held jointly with Mrs. Walker’s spouse, and 144 shares held by Ms. Walker as custodian for Jonathan Walker, 106 shares held by Ms. Walker as custodian for Steven Walker, 27 shares held by Ms. Walker as custodian for James R. Robinson, and 65,018 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Ms. Walker is a trustee and shares voting and investment power with respect to such shares of which beneficial ownership of 63,523 shares is disclaimed by Ms. Walker.

(11)
Includes 1,411 shares held by The Walker Family Trust, of which Mr. Walker is a co-trustee and shares voting and investment power with respect to such shares, and 1,534 shares held jointly with Mr. Walker’s spouse, and 65,018 shares held by the First Northern Bank of Dixon Profit Sharing Plan, of which Mr. Walker is a trustee and shares voting and investment power of which beneficial ownership of 63,198 shares is disclaimed by Mr. Walker.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as administered by the SEC requires FNCBancorp’s directors and executive officers and persons who own more than ten percent of a registered class of FNCBancorp equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of FNCBancorp. Executive officers, directors and greater than ten percent shareholders are required by the SEC to furnish FNCBancorp with copies of all Section 16(a) forms they file. Based solely upon a review of such reports, FNCBancorp believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on a timely basis.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on First Northern Community Bancorp (First Northern Bank of Dixon prior to May 19, 2000) common stock to the cumulative total return of the Russell 2000, and SNL >$500M OTC-BB and Pink Sheets Banks as prepared by SNL Financial LC, which uses the cumulative total or the OTC Bulletin Board, an electronic, screen-based market maintained by the NASD, Inc.’s subsidiary, or the Pink Sheets. The following comparison covers the period December 31, 2000 to December 31, 2005. The graph assumes that $100 was invested on December 31, 2000 and that all dividends were reinvested.

Stock Performance Chart (1)

(1)
Assumes $100 invested on December 31, 1999 in the Bank’s Common Stock, the Russell 2000 composite stock index and the SNL >$500 OTC-BB and Pink Sheets Banks index of 77 bank stocks, with reinvestment of dividends.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
FNCBancorp	$100.00	$164.54	$157.64	$184.87	$214.81	$391.48
Russell 2000	$100.00	$102.49	$ 81.49	$120.00	$142.00	$148.46
SNL > $500 OTC-BB and Pink Sheets Banks	$100.00	$ 86.44	$121.20	$168.92	$197.58	$210.28

FNCBancorp is not among the approximately 2,000 companies included in the Russell 2000. FNCBancorp is among the 77 commercial banks and bank holding companies included in the SNL >$500M OTC-BB and Pink Sheets Banks whose stocks trade on either the OTC Bulletin Board or Pink Sheets.

PROPOSAL 2
RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

On March 28, 2006, the Audit Committee of First Northern Community Bancorp (“Company”) and First Northern Bank of Dixon, its subsidiary, dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.

The decision to change independent registered public accountants was recommended and approved by the Audit Committee of the Company.

The audit reports of KPMG LLP on the consolidated financial statements of First Northern Community Bancorp and subsidiary as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through March 28, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report.

During the Company’s two most recent fiscal years and the subsequent interim period through March 28, 2006, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

On March 28, 2006, the Company engaged Moss Adams LLP as its new independent registered public accounting firm. During the Company’s two most recent fiscal years prior to the engagement of Moss Adams, and through the date of the engagement, the Company did not consult with such firm regarding any of the matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

At the Annual Meeting a vote will be taken on a proposal to ratify the appointment of Moss Adams LLP by the Audit Committee of the Board of Directors to act as the independent registered public accounting firm of the Bank and FNCBancorp for the year ending December 31, 2006. Although the appointment of independent public accountants is not required to be approved by shareholders, the Audit Committee believes shareholders should participate in such selection through ratification. KPMG LLP acted as the independent registered public accounting firm of the Bank and FNCBancorp for the fiscal year ended December 31, 2005.

It is anticipated that a representative of KPMG LLP and Moss Adams LLP will be present at the Meeting, and will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Ratification of the appointment by the Audit Committee of the Board of Directors of the independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and voting at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AS THE BANK’S AND FNCBANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PROPOSAL 3
APPROVAL OF THE FIRST NORTHERN COMMUNITY BANCORP

2006 STOCK INCENTIVE PLAN

The Company is seeking shareholder approval of the new First Northern Community Bancorp 2006 Stock Incentive Plan (the “Plan”) in accordance with the regulations of the California Department of Corporations and the Amended Articles of Incorporation of the Company. The Plan will replace the current 2000 Stock Option Plan and Outside Directors 2000 Nonstatutory Stock Option Plan, which will terminate by their terms in February 2007. There were 762,230 shares remaining for issuance under the 2000 Stock Option Plan and Outside Directors 2000 Nonstatutory Stock Option Plan. These shares will be available for issuance under the new First Northern Community Bancorp 2006 Stock Incentive Plan.

The Plan was adopted by the Board of Directors on March 16, 2006, and will be effective on February 27, 2007 or such earlier date when the Board of Directors has terminated both the First Northern Community Bancorp 2000 Stock Option Plan and the First Northern Community Bancorp Outside Directors 2000 Nonstatutory Stock Option Plan. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging employees and non-employee directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees and non-employee directors with exceptional qualifications, and (c) linking employees and non-employee directors directly to shareholder interests through increased stock ownership.

Set forth below is a summary of the Plan, which is qualified in its entirety by the specific language of the Plan. A copy of the Plan presented for shareholder approval is attached to this Proxy Statement as Appendix A. Shareholders are urged to read the complete text of the Plan.

Background of the Plan

The Plan is administered by the Compensation Committee. Subject to the requirements of applicable law, the Compensation Committee may designate persons other than its members to carry out its responsibilities under the Plan (including the selection of and the granting of awards under the Plan to participants), except that the Compensation Committee may not delegate its authority with regard to the selection for participation of or the granting of awards under the Plan to persons subject to Section 16 of the Securities Exchange Act of 1934. The Plan provides for the grant of options to purchase shares of common stock, restricted stock, stock appreciation rights and stock units. Employees and non-employee directors are eligible for the grant of restricted stock, stock units, nonstatutory options and stock appreciation rights under the Plan. Only employees of the Company, a parent or a subsidiary are eligible for the grant of incentive stock options. As of March 22, 2006, 49 employees and 8 non-employee directors were eligible to be considered for the grant of awards under the Plan. The Board can amend or modify the Plan at any time, with shareholder approval if required. The Plan terminates on March 15, 2016, unless earlier terminated by the Board.

Shares Subject to the Plan

Under the Plan, 762,230 shares of common stock have been authorized for issuance. This number of shares represents the number of shares remaining for issuance under the 2000 Stock Option Plan and Outside Directors 2000 Nonstatutory Stock Option Plan. No participant in the Plan can receive option grants, stock appreciation rights, restricted stock or stock units for more than 25,000 shares total in any calendar year. With respect to awards granted to non-employee directors under the Plan during the term of the Plan, the total number of shares of common stock which may be issued upon exercise or settlement of such awards is 100,000 shares and no outside director can receive option grants, stock appreciation rights, restricted stock or stock units for more than 3,000 shares total in any calendar year. Awards granted to non-employee directors under the Plan will be vested as to all the shares of common stock subject such awards in the event a change in control takes place with respect to the Company. The closing price for the common stock on the OTC Bulletin Board as of March 22, 2006, was $28.00 per share.

Plan Features

The Plan provides for various awards, which are described below:

Stock Options and Stock Appreciation Rights

A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future.

The exercise price of incentive stock options is set by the Compensation Committee but may not be less than 100% of the fair market value of the common stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock). The Internal Revenue Code currently limits to $100,000 the aggregate value of common stock for which incentive stock options may first become exercisable in any calendar year under the Plan or any other option plan adopted by the Company. The exercise price of a nonstatutory stock option is set by the Compensation Committee. The exercise price of a stock appreciation right is set by the Compensation Committee.

Subject to the terms of the Plan, the Compensation Committee has the discretion to establish the terms of any specific award granted under the Plan, including any vesting arrangement and exercise period. In general, options granted to optionees will be vested one year after grant and annually thereafter. The shares under this option will vest annually at a rate of 25 percent (25%) per year. All of the shares shall be fully vested on the fourth anniversary of the vesting start date. However, options will be vested as to all the shares subject to the option in the event a change in control takes place with respect to the Company.

In no event may options granted under the Plan be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock).

Restricted Share Awards and Restricted Stock Units

Restricted stock is a share award that may be conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Subject to the terms of the Plan, the Compensation Committee will determine the terms and conditions of any restricted stock award, including any vesting arrangement, which will be set forth in a restricted stock agreement to be entered into between the Company and each grantee. Shares may be awarded under the Plan for such consideration as the Compensation Committee may determine, including without limitation cash, cash equivalents, full-recourse promissory notes, future services, or services rendered prior to the award, without a cash payment by the grantee.

Under the Plan, the Compensation Committee may also grant restricted stock units that give recipients the right to acquire a specified number of shares of stock, or in the Compensation Committee’s discretion, the equivalent value in cash, at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Compensation Committee and as set forth in a stock unit agreement. Subject to the terms of the Plan, the Compensation Committee will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between the Company and each grantee. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is required of the recipient. Recipients of restricted stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

Recapitalizations, Stock Splits or Similar Capital Transactions

In the event of a recapitalization, stock split or similar capital transaction, appropriate adjustment will be made to the number of shares reserved for issuance under the Plan, including the limitation regarding the total number of shares underlying awards given to an individual participant in any calendar year, and other adjustments in order to preserve the benefits of outstanding awards under the Plan.

Mergers

Generally, if the Company is a party to a merger or other reorganization, unless outstanding awards are assumed by the surviving entity or its parent or continued by the Company (if the Company is a surviving entity), the Compensation Committee may settle the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards, in all cases without the participant’s consent.

New Plan Benefits

Because grants under the Plan are subject to the discretion of the plan administrator, awards that may be granted under the Plan are undeterminable. Future exercise prices for options granted under the Plan are also undeterminable because they will be based upon the fair market value of the common stock on the date of grant. Restricted stock units are settled on or after the vesting date in shares of common stock or, in the Company’s sole discretion, in cash.

Certain Federal Income Tax Consequences

Optionees receiving incentive stock options granted under the Plan will not recognize income upon grant or exercise of the option under the Internal Revenue Code unless the alternative minimum tax rules apply. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

Optionees receiving nonstatutory stock options under the Plan will not recognize any taxable income at the time of grant of the option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Internal Revenue Code provides for reduced tax rates for long-term capital gains based on the taxpayer’s income and the length of the taxpayer’s holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Internal Revenue Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

In the case of an exercise of a stock appreciation right or an award of restricted stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.

Subject to certain limitations, the Company is entitled to a deduction for Federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized. However, the deduction of compensation paid to certain executives may be subject to a $1,000,000 annual limit under Section 162(m) of the Internal Revenue Code.

Any deferrals made under the Plan, including awards granted under the Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. The Company intends to structure any deferrals and awards under the Plan to meet the applicable tax law requirements.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options, restricted shares, stock appreciation rights or restricted stock units, or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death.

Required Vote

The affirmative vote of a majority of shares of the Company’s common stock entitled to vote at the Meeting is needed to approve the Plan. In the event approval is not obtained, the Plan will not become effective.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE 2006 STOCK INCENTIVE PLAN.

PROPOSAL 4

APPROVAL OF THE AMENDED FIRST NORTHERN COMMUNITY BANCORP
EMPLOYEE STOCK PURCHASE PLAN

The Employee Stock Purchase Plan was initially approved by the Bank’s shareholders in 1997 and assumed by the Company in May 2000 as the First Northern Community Bancorp Employee Stock Purchase Plan. The First Northern Community Bancorp Employee Stock Purchase Plan terminates by its terms in February 2007. The Company is seeking shareholder approval, in accordance with the regulations of the California Department of Corporations and the Amended Articles of Incorporation of the Company, of the amended First Northern Community Bancorp Employee Stock Purchase Plan. The amendments to the First Northern Community Bancorp Employee Stock Purchase Plan will extend this termination date until March 2016 and reduce the number of shares eligible for issuance under the Plan to 250,000. A copy of the First Northern Community Bancorp Employee Stock Purchase Plan, as amended by the Board of Directors on March 16, 2006, is attached to this proxy statement as Appendix B.

Purpose of the Plan

The purpose of the Employee Stock Purchase Plan is to provide eligible employees with an opportunity to acquire shares of common stock at a price below their market value and to pay for the purchases through payroll deductions, thereby enabling such employees to increase their proprietary interest in the success of the Company.

Summary of the Amendments

The proposed amendments would extend the termination date of the Employee Stock Purchase Plan to March 15, 2016 and reduce the number of shares available for issuance under the plan from 1,563,912 shares (of which approximately 1,387,353 shares remain available for issuance) to 250,000 shares. In all other respects, the Employee Stock Purchase Plan would continue unchanged.

Background of the Employee Stock Purchase Plan

The Employee Stock Purchase Plan is administered by a plan administrator appointed by the Board of Directors. The interpretation and construction by the plan administrator of any provision of the Employee Stock Purchase Plan or of any right to purchase stock qualified under the Employee Stock Purchase Plan will be conclusive and binding on all participants.

Shares Subject to the Employee Stock Purchase Plan

A total of 1,563,912 shares of common stock were initially reserved for issuance under the Employee Stock Purchase Plan, and as of March 22, 2006, approximately 1,387,353 shares remain available for issuance. If approved, this proposal will reduce the number of shares available for issuance under the Plan to 250,000. No employee is eligible to participate in the Employee Stock Purchase Plan if, immediately after electing to participate, the employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, no employee is permitted to continue to participate under the Employee Stock Purchase Plan and all similar purchase plans of the Company or its subsidiaries, if such rights would exceed $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year.

Plan Features

Eligibility; Price of Shares

Each regular full-time and part-time employee of the Company, First Northern Bank of Dixon and subsidiaries designated by the Board of Directors who has been continually employed for at least 90 days prior to, and is an employee on, the commencement of a “participation period” may elect to participate in the Employee Stock Purchase Plan for such participation period. However, certain highly compensated officers may be excluded from participation in the Employee Stock Purchase Plan. The approximate number of eligible employees is undeterminable since eligibility depends in part on employment on the commencement of any participation period.

The Employee Stock Purchase Plan is implemented by one or more participation periods of not more than 27 months each. The Board of Directors, or a committee thereof, determines the commencement date and duration of each participation period.

On the last day of the participation period, the Company will apply the amount contributed by the participant during that period to purchase shares of common stock for him or her. The purchase price will be equal to 85% of the lower of (a) the fair market value of the common stock on the last trading day before the first day of the applicable participation period or (b) the fair market value of the common stock on the last trading day of the participation period. By enrolling in the Employee Stock Purchase Plan, a participant will be deemed to have elected to purchase the maximum number of whole shares of common stock which can be purchased with the total amount contributed by the participant during the participation period. In the event that the aggregate number of shares which all participants elect to purchase during a participation period exceeds the number of shares remaining available for issuance under the Employee Stock Purchase Plan, then each participant will be entitled to purchase a pro-rata share of the number of shares remaining available for issuance under the Employee Stock Purchase Plan.

Participation; Payroll Deductions; Purchase of Shares

Eligible employees become participants in the Employee Stock Purchase Plan by executing a participation agreement authorizing payroll deductions and filing it with the plan administrator no later than the deadline stated in the participation agreement, and if none is stated, then no later than the first day of the participation period. The employee designates on the participation agreement the amount of his or her base compensation which he or she elects to have withheld; provided that the amount may not exceed 10% of the employee’s base compensation. A participant may purchase shares of common stock under the Employee Stock Purchase Plan solely by means of payroll deductions. Once enrolled, a participant will continue to participate in the Employee Stock Purchase Plan for each succeeding participation period until he or she terminates participation in the Employee Stock Purchase Plan or ceases to qualify as an eligible employee.

Payroll deductions commence with the first paycheck issued during the participation period. A participant may increase or decrease the rate of payroll withholding in accordance with the procedures set forth in the Employee Stock Purchase Plan.

Participants are notified by statements of account as soon as practicable following the end of each purchase period as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their accounts. Certificates representing the number of shares of common stock purchased will be delivered to the plan administrator pursuant to the participation agreement and subject to the conditions described in the participation agreement which may include a requirement that shares of common stock be held and not sold for certain time periods.

Withdrawal From the Employee Stock Purchase Plan; Termination of Employment

Participants may withdraw from the Employee Stock Purchase Plan at any time up to the last day of a participation period by filing the prescribed form with the plan administrator. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant’s account are refunded in cash, without interest. A participant who has withdrawn from the Employee Stock Purchase Plan cannot be a participant in future participation periods unless he or she re-enrolls pursuant to the provisions of the Employee Stock Purchase Plan.

Termination of a participant’s status as an eligible employee is treated as an automatic withdrawal from the Employee Stock Purchase Plan. A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant’s death subsequent to the purchase of shares, but prior to delivery. A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant’s death prior to the last day of a participation period. Any other attempted assignment, except by will, and the laws of descent and distribution, may be treated as a withdrawal.

Amendment and Termination of Employee Stock Purchase Plan

The Employee Stock Purchase Plan may be amended or terminated at any time by the Board of Directors, subject to applicable laws.

Effect of Certain Corporate Events

The number of shares authorized under the Employee Stock Purchase Plan and the number and price of shares which may be purchased in any participation period will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Employee Stock Purchase Plan will terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts credited to the participant’s account will be refunded in cash, without interest.

New Plan Benefits

No current directors or executive officers will receive any benefit under the Employee Stock Purchase Plan. The benefits that will be received under the Employee Stock Purchase Plan by the Company’s eligible employees are not currently determinable since the number of shares of common stock to be purchased for any eligible employee during a participation period will depend upon the total amount contributed by such employee during such participation period.

Required Vote

The affirmative vote of a majority of shares of the Company’s common stock entitled to vote at the Meeting is needed to approve the amended First Northern Community Bancorp Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED FIRST NORTHERN COMMUNITY BANCORP EMPLOYEE STOCK PURCHASE PLAN.

INFORMATION AVAILABLE TO SHAREHOLDERS

A copy of First Northern Community Bancorp’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2005 as filed with The Securities and Exchange Commission is included with this mailing. Any additional copies will be furnished without charge to Shareholders upon written request to: Lynn Campbell, Corporate Secretary, First Northern Community Bancorp, 195 North First Street, Dixon, California 95620.

First Northern Community Bancorp is required to file periodic reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and rules there under. Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. Certain information is available electronically at the SEC’s internet web site at www.sec.gov. You can also obtain a copy of the Company’s annual report on Form 10-K and other periodic filings with the Securities and Exchange Commission through the First Northern Bank website. The Company web address is http://www.thatsmybank.com. The link to the Company’s Securities and Exchange Commission filings is on the Investor Relations page of the Company’s website.

SHAREHOLDER PROPOSALS

Under the rules of the SEC, if a shareholder wants to include a proposal in FNCBancorp’s proxy statement and form of proxy for presentation at the 2007 annual meeting of shareholders, the proposal must be received by FNCBancorp at its principal executive offices by November 29, 2006.

Under FNCBancorp’s bylaws, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company’s principal executive offices not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors and must contain certain information about the director nominee. FNCBancorp’s annual meeting of shareholders is generally held on the fourth Thursday of April. If FNCBancorp’s 2007 annual meeting of shareholders is held on schedule, FNCBancorp must receive notice of any nomination no earlier than February 28, 2007, and no later than March 29, 2007. The Chairman of the meeting may disregard the nomination of any person not made in compliance with the foregoing procedures.

Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of FNCBancorp not less than 70 days or more than 90 days prior to the first anniversary of the preceding year’s annual meeting unless the date of the 2007 annual meeting is advanced by more than 20 days or delayed by more than 70 days in which case notice must be received not more than 90 days and not less than the later of 70 days prior to the meeting or 10 days after the public announcement of the meeting date. Assuming no such advance or delay, FNCBancorp must receive notice of any proposed business item no earlier than January 27, 2007, and no later than February 16, 2007. If FNCBancorp does not receive timely notice, FNCBancorp’s bylaws preclude consideration of the business item at the annual meeting. With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice.

A copy of FNCBancorp’s bylaws may be obtained upon written request to the Secretary of FNCBancorp at the Company’s principal executive offices.

OTHER MATTERS

The management of the Company is not aware of any other matters to be presented for consideration at the Meeting or any adjournments or postponements thereof. If any other matters should properly come before the Meeting, it is intended that the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best business judgment, pursuant to the discretionary authority granted therein.

By Order of the Board of Directors

Owen J. Onsum
President and
Chief Executive Officer

Appendix A

First Northern Community Bancorp 2006 Stock Incentive Plan

(Adopted by the Board on March 16, 2006)

(z)	“SAR”	3
(aa)	“SAR Agreement”	3
(bb)	“Service”	3
(cc)	“Share”	4
(dd)	“Stock”	4
(ee)	“Stock Option Agreement”	4
(ff)	“Stock Unit”	4
(gg)	“Stock Unit Agreement”	4
(hh)	“Subsidiary”	4
SECTION 3. ADMINISTRATION		4
(a)	Committee Composition	4
(b)	Committee for Non-Officer Grants	4
(c)	Committee Procedures	4
(d)	Committee Responsibilities	4
SECTION 4. ELIGIBILITY		6
(a)	General Rule	6
(b)	Ten-Percent Stockholders	6
(c)	Attribution Rules	6
(d)	Outstanding Stock	6
SECTION 5. STOCK SUBJECT TO PLAN		6
(a)	Basic Limitation	6
(b)	Director Grants	6
(c)	Award Limitations	7
(d)	Additional Shares	7
SECTION 6. RESTRICTED SHARES		7
(a)	Restricted Stock Agreement	7
(b)	Payment for Awards	7
(c)	Vesting	7
(d)	Voting and Dividend Rights	7
(e)	Restrictions on Transfer of Shares	7
SECTION 7. TERMS AND CONDITIONS OF OPTIONS		8
(a)	Stock Option Agreement	8
(b)	Number of Shares	8
(c)	Exercise Price	8

(d)	Withholding Taxes	8
(e)	Exercisability and Term	8
(f)	Exercise of Options	8
(g)	Effect of Change in Control	8
(h)	No Rights as a Shareholder	8
(i)	Modification, Extension and Renewal of Options	9
(j)	Restrictions on Transfer of Shares	9
(k)	Buyout Provisions	9
SECTION 8. PAYMENT FOR SHARES		9
(a)	General Rule	9
(b)	Surrender of Stock	9
(c)	Services Rendered	9
(d)	Cashless Exercise	9
(e)	Exercise/Pledge	9
(f)	Other Forms of Payment	10
(g)	Limitations under Applicable Law	10
SECTION 9. STOCK APPRECIATION RIGHTS		10
(a)	SAR Agreement	10
(b)	Number of Shares	10
(c)	Exercise Price	10
(d)	Exercisability and Term	10
(e)	Effect of Change in Control	10
(f)	Exercise of SARs	10
(g)	Modification or Assumption of SARs	10
(h)	Buyout Provisions	11
SECTION 10. STOCK UNITS		11
(a)	Stock Unit Agreement	11
(b)	Payment for Awards	11
(c)	Vesting Conditions	11
(d)	Voting and Dividend Rights	11
(e)	Form and Time of Settlement of Stock Units	11
(f)	Death of Recipient	11
(g)	Creditors’ Rights	12

SECTION 11. ADJUSTMENT OF SHARES		12
(a)	Adjustments	12
(b)	Dissolution or Liquidation	12
(c)	Reorganizations	12
(d)	Reservation of Rights	12
SECTION 12. DEFERRAL OF AWARDS		13
(a)	Committee Powers	13
(b)	General Rules	13
SECTION 13. AWARDS UNDER OTHER PLANS		13
SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES		13
(a)	Effective Date	13
(b)	Elections to Receive NSOs, Restricted Shares or Stock Units	13
(c)	Number and Terms of NSOs, Restricted Shares or Stock Units	14
SECTION 15. LEGAL AND REGULATORY REQUIREMENTS		14
SECTION 16. WITHHOLDING TAXES		14
(a)	General	14
(b)	Share Withholding	14
SECTION 17. OTHER PROVISIONS APPLICABLE TO AWARDS		14
(a)	Transferability	14
(b)	Qualifying Performance Criteria	15
SECTION 18. NO EMPLOYMENT RIGHTS		15
SECTION 19. DURATION AND AMENDMENTS		15
(a)	Term of the Plan	15
(b)	Right to Amend or Terminate the Plan	15
(c)	Effect of Termination	15
SECTION 20. EXECUTION		16

FIRST NORTHERN COMMUNITY BANCORP
2006 STOCK INCENTIVE PLAN

SECTION 1: ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on March 16, 2006, and shall be effective on February 27, 2007 or such earlier date when the Board of Directors has terminated both the First Northern Community Bancorp 2000 Stock Option Plan and the First Northern Community Bancorp Outside Directors 2000 Nonstatutory Stock Option Plan, subject to the approval of the Company’s shareholders (the “Effective Date”). The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Outside Directors with exceptional qualifications and (c) linking Employees and Outside Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2: DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award”  shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Award Agreement” shall mean a Stock Option Agreement, SAR Agreement, Restricted Share Agreement or Stock Unit Agreement.

(d) “Board of Directors”  shall mean the Board of Directors of the Company, as constituted from time to time.

(e) “Change in Control” shall mean the occurrence of any of the following events:

(i) Approval by the stockholders of the Company of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if either:

(A) The Company is not the continuing or surviving entity; or

(B) More than 50% of the combined voting power of the Company's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company 24 months prior to such change; or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

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(iii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(h) “Company” shall mean First Northern Community Bancorp, a California corporation.

(i) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(j) “Employee”  shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(k) “Exchange Act”  shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price”  shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(m) “Fair Market Value”  shall mean:

(i) the closing price of a Share on the principal exchange which the Shares are trading, on the first trading day immediately preceding the date on which the Fair Market Value is determined,

(ii) if the Shares are not traded on an exchange but are quoted on the Nasdaq National Market (or a successor quotation system), the closing price on the first trading day immediately preceding the date on which the Fair Market Value is determined,

(iii) if the Shares are not traded on an exchange or quoted on the Nasdaq National Market (or a successor quotation system) but are quoted on the OTC Bulletin Board (or a successor quotation system), the closing price on the first trading day immediately preceding the date on which the Fair Market Value is determined, or

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(iv) if the Shares are not traded on an exchange or quoted on the Nasdaq National Market (or a successor quotation system ) or quoted on the OTC Bulletin Board (or a successor quotation system), the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

(n) “ISO”  shall mean an employee incentive stock option described in Section 422 of the Code.

(o) “Nonstatutory Option” or “NSO”  shall mean an employee stock option that is not an ISO.

(p) “Offeree”  shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(q) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(r) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(s) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(t) “Parent”  shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(u) “Participant” shall mean an individual or estate who holds an Award.

(v) “Plan” shall mean this 2006 Stock Incentive Plan of First Northern Community Bancorp, as amended from time to time.

(w) “Purchase Price”  shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(x) “Restricted Share”  shall mean a Share awarded under the Plan.

(y) “Restricted Share Agreement”  shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(z) “SAR”  shall mean a stock appreciation right granted under the Plan.

(aa)  “SAR Agreement”  shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(bb) “Service”  shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, SAR Agreement, Restricted Share Agreement or Stock Unit Agreement. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

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(cc) “Share”  shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).

(dd) “Stock”  shall mean the Common Stock of the Company.

(ee) “Stock Option Agreement”  shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.

(ff) “Stock Unit”  shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Agreement.

(gg) “Stock Unit Agreement”  shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(hh) “Subsidiary”  shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

(a) Committee Composition The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence.

(c) Committee Procedures The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

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(d) Committee Responsibilities Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v) To determine when Awards are to be granted under the Plan;

(vi) To select the Offerees and Optionees;

(vii) To determine the number of Shares to be made subject to each Award;

(viii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix) To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii) To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv) To take any other actions deemed necessary or advisable for the administration of the Plan.

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Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule Employees and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options and SARs under the Plan. Only employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c) Attribution Rules For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d) Outstanding Stock  For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation Shares offered under the Plan shall be authorized but unissued Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed seven hundred sixty two thousand two hundred thirty (762,230) shares. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. To the extent required both by Section 260.140.45 of Title 10 of the California Code of Regulations and as a condition to the qualification of the grant of Options or other Awards under the Plan pursuant to the California Corporations Code, the number of Shares which are subject to Options or other Awards under the Plan and the number of Shares to be made available under any similar stock plan of the Company shall not exceed a number of Shares equal to 30% of the then outstanding Shares of the Company, unless a higher percentage is approved by a at least two-thirds of the outstanding Shares entitled to vote.

(b) Director Grants With respect to Awards granted to Outside Directors, the aggregate number of Shares which may be issued upon exercise or settlement of such Awards under the Plan shall be one-hundred thousand (100,000) shares. Any Awards granted to Outside Directors under the Plan may or may not be subject to vesting. Vesting shall occur, if at all, in full or in installments, upon satisfaction of conditions specified in the applicable Award Agreement; provided, however, that all Shares subject to such an Award shall become fully vested in the event that a Change in Control takes place with respect to the Company.

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 (c) Award Limitation Subject to the provisions of Section 11, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than twenty-five thousand (25,000) Shares; provided however, that no outside director may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than three thousand (3,000) Shares..

(d) Additional Shares . If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services.

(c) Vesting Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

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SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(b)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e) and Section 7(g), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control Options shall become fully exercisable as to all Shares subject to such Option in the event that a Change in Control takes place with respect to the Company.

(h) No Rights as a Stockholder An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

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(i) Modification, Extension and Renewal of Options Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

(j) Restrictions on Transfer of Shares Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k) Buyout Provisions The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b) Surrender of Stock To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d)  Cashless Exercise To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

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(f) Other Forms of Payment To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(g) Limitations under Applicable Law Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

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(h) Buyout Provisions  The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. STOCK UNITS.

(a) Stock Unit Agreement Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committees’ discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f) Death of Recipient Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

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(g) Creditors’ Rights A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

(a) Adjustments In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Sections 5(a), 5(b) and 5(c);

(iii) The number of Shares covered by each outstanding Option and SAR;

(iv) The Exercise Price under each outstanding Option and SAR; or

(v) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations  In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding Awards by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corporation); provided, however, that if assumption or continuation of the outstanding Awards is not provided by such agreement then the Committee shall have the option of settling the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards, in all cases without the Participants' consent.

(d) Reservation of Rights Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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SECTION 12. DEFERRAL OF AWARDS.

(a) Committee Powers The Committee (in its sole discretion) may permit or require a Participant to:

(i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company or any Subsidiary in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

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( c) Number and Terms of NSOs, Restricted Shares or Stock Units The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16. WITHHOLDING TAXES.

(a)  General To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 17. OTHER PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17(a) shall be void and unenforceable against the Company.

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(b) Qualifying Performance Criteria The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. If applicable, the Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 18. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19. DURATION AND AMENDMENTS.

(a) Term of the Plan The Plan, as set forth herein, shall terminate automatically on March 15, 2016 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

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SECTION 20. EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

First Northern Community Bancorp

By	/s/Louise A. Walker

Name	Louise A. Walker

Title	SEVP/CFO

16

Appendix B

First Northern Community Bancorp Employee Stock Purchase Plan, as Amended

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FIRST NORTHERN COMMUNITY BANCORP
2000 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

SECTION 1. Establishment of the Plan.

This Plan was first established by First Northern Bank of Dixon (the “Bank”). Pursuant to an Agreement and Plan of Reorganization, as of May 19, 2000, the Bank became a wholly owned subsidiary of First Northern Community Bancorp (the “Company”) and the Company assumed sponsorship of the Plan to provide Eligible Employees with an opportunity to purchase the Company's common stock so that they may increase their proprietary interest in the success of the Company. The Plan was amended by the Board on March 16, 2006, subject to shareholder approval at the Company’s 2006 Annual Meeting of Shareholders. The Plan, which provides for the purchase of stock through payroll withholding, is intended to qualify under Section 423 of the Code.

SECTION 2. Definitions.

(a) "Board of Directors" or "Board" means the Board of Directors of the Company.

(b) "Code" means the Internal Revenue Code of 1986, as amended.

( c) "Company" means First Northern Community Bancorp, a California corporation.

(d) "Compensation" means the base compensation paid to a Participant during a Participation Period in cash or in kind including overtime, commissions and shift differential. Incentive compensation, other bonuses and other forms of compensation for work outside the regular work schedule are excluded.

(e) "Date of Participation" means the first day of a Participation Period.

(f) "Eligible Employee" means any Employee of a Participating Company (i) who has been continually employed for at least ninety (90) days prior to the commencement of a Participation Period, and (ii) who is an Employee at the commencement of a Participation Period. In addition, an Employee who is an officer and who is a highly compensated employee within the meaning of section 414(q) of the Code may be excluded from participation in the Plan.

(g) "Employee" means any common-law employee of a Participating Company.

(h) "Fair Market Value" shall mean (i) the closing price of a share of Stock on the principal exchange which the shares are trading on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (ii) if the shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price on the Nasdaq National Market or such successor quotation system on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (iii) if the shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a share as determined by the Plan Administrator in good faith. Such determination shall be conclusive and binding on all persons.

(i) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.

(j) "Participating Company" means the Company, First Northern Bank of Dixon and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.

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(k) "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 6.

(l) "Plan Account" means the account established for each Participant pursuant to Section 9(a).

(m) "Purchase Price" means the price at which Participants may purchase Stock under Section 5 of the Plan, as determined pursuant to Section 7.

(n) "Stock" means the common stock of the Company.

(o) "Subsidiary" means a subsidiary corporation as defined in Section 424 of the Code.

SECTION 3 Duration; Shares Authorized.

The Plan shall terminate automatically on March 15, 2016 and may be terminated on any earlier date pursuant to Section 18 below. The maximum aggregate number of shares which may be offered under the Plan shall be two hundred fifty thousand (250,000) shares of Stock, subject to adjustment as provided in Section 13 hereof. To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations and to the extent that Stock is sold in reliance upon the exemption available under Section 25102(o) of the California Corporations Code, the number of shares of Stock that may be purchased under the Plan and the number of shares to be made available under any similar stock plan of the Company shall not exceed a number of shares of Stock equal to 30% of the then outstanding shares of the Company, unless a higher percentage is approved by at least two-thirds of the outstanding shares entitled to vote.

SECTION 4 Administration.

(a) The Plan shall be administered by a Plan Administrator appointed by the Board of Directors. The interpretation and construction by the Plan Administrator of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding on all persons.

(b) No member of the Board or the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or the right to purchase Stock hereunder. The Plan Administrator shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by him or her in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Plan Administrator is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, the Plan Administrator shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

(c) All costs and expenses incurred in administering the Plan shall be paid by the Company. The Board or the Plan Administrator may request advice for assistance or employ such other persons as are necessary for proper administration of the Plan.

SECTION 5 Eligibility and Participation.

(a) Any person who qualifies or will qualify as an Eligible Employee on the Date of Participation with respect to a Participation Period may elect to participate in the Plan for such Participation Period. An Eligible Employee may elect to participate by executing the participation agreement prescribed for such purpose by the Plan Administrator. The participation agreement shall be filed with the Plan Administrator no later than the deadline stated on the participation agreement, and if none is stated, then no later than the first day of the Participation Period. The Eligible Employee shall designate on the participation agreement the amount, of his or her Compensation which he or she elects to have withheld for the purchase of Stock in the manner specified by the Plan Administrator; provided that the amount may not be greater than ten percent (10%) of the Participant's Compensation.

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(b) By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which is withheld during the Participation Period

(c) Once enrolled, a Participant will continue to participate in the Plan for each succeeding Participation Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 10 may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Section 5(a).

SECTION 6 Participation Periods.

The Plan shall be implemented by one or more Participation Periods of not more than twenty-seven (27) months each. The Board of Directors, or a committee to which the Board has delegated its authority, shall determine the commencement date and duration of each Participation Period.

SECTION 7 Purchase Price.

The Purchase Price for each share of Stock shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day before the Date of Participation or (ii) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day during the Participation Period.

SECTION 8 Employee Contributions.

A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Section 5(a), shall commence with the first paycheck issued during the Participation Period and shall be deducted from each paycheck throughout the Participation Period. If a Participant desires to decrease the rate of payroll withholding during the Participation Period, he or she may do so, if permitted by the Plan Administrator, one time during a Participation Period by filing a new participation agreement with the Plan Administrator. Such decrease will be effective as of the first day of the second payroll period which begins following the receipt of the new participation agreement. If a Participant desires to increase the rate of payroll withholding, he or she may do so effective for the next Participation Period by filing a new participation agreement with the Plan Administrator on or before the date specified by the Plan Administrator, and if none is stated, then no later than the first day of the Participation Period for which such change is to be effective.

SECTION 9. Plan Accounts; Purchase of Shares.

(a) The Company will maintain a Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant's Compensation will be credited to the Participant's Plan Account.

(b) As of the last day of each Participation Period, the amount then in the Participant's Plan Account will be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Sections 5(b), 9(c) and 14) shall be purchased from the Company with the funds in the Participant's Plan Account. Share certificates representing the number of shares of Stock so purchased shall be delivered to the Plan Administrator pursuant to a participation agreement between each Participant and the Company and subject to the conditions described therein which may include a requirement that shares of Stock be held and not sold for certain time periods.

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(c) In the event that the aggregate number of shares which all Participants elect to purchase during a Participation Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5, and the denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant's Plan Account under these circumstances shall be refunded to the Participant.

(d) Any amount remaining in the Participant's Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant's Plan Account for the succeeding Participation Period, without interest. Any amount remaining in the Participant's Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.

(e) As soon as practicable following the end of each Participation Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.

SECTION 10. Withdrawal From the Plan.

A Participant may elect to withdraw from participation under the Plan at any time up to the last day of a Participation Period by filing the prescribed form with the Plan Administrator. As soon as practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant's Plan Account will be refunded in cash, without interest. A Participant who has withdrawn from the Plan shall not be a Participant in future Participation Periods, unless he or she again enrolls in accordance with the provisions of Section 5.

SECTION 11. Effect of Termination of Employment or Death.

(a) Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 10. A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's Account under the Plan in the event of such Participant's death subsequent to the purchase of shares but prior to delivery to him of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of such Participant's death prior to the last day of a Participation Period.

(c) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

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SECTION 12. Rights Not Transferable.

The rights or interests of any Participant in the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 10.

SECTION 13. Recapitalization, Etc.

(a) The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 and the maximum number of shares which a Participant may elect to purchase under the Plan in any Participation Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

(b) In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, this Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be refunded, without interest.

(c) The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. Limitation on Stock Ownership.

Notwithstanding any provision herein to the contrary, no Participant shall be permitted to elect to participate in the Plan (i) if such Participant, immediately after his or her election to participate, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, or (ii) if under the terms of the Plan the rights of the Employee to purchase Stock under this Plan and all other qualified employee stock purchase plans of the Company or its Subsidiaries would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time. For purposes of this Section 14, ownership of stock shall be determined by the attribution rules of Section 424(d) of the Code, and Participants shall be considered to own any stock which they have a right to purchase under this or any other stock plan.

SECTION 15. No Rights as an Employee.

Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason.

SECTION 16. Rights as a Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of purchase of such shares of stock pursuant to Section 9(b), subject to the stockholders approval of the adoption of the Plan.

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SECTION 17. Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

SECTION 18. Amendment or Termination of the Plan.

The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice. An amendment of the Plan shall be subject to stockholder approval only to the extent required by applicable laws, regulations or rules.

SECTION 19 Governing Law.

The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

To record the adoption of the Plan by the Board of Directors, effective as of March 16, 2006, and subject to stockholder approval, the Company has caused its authorized officer to execute the same on March 16, 2006.

First Northern Community Bancorp

By	/s/Louise A. Walker

Name	Louise A. Walker

Title	SEVP/CFO

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